                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12

                           ILLINOIS POWER COMPANY
----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                    OFFER TO PURCHASE AND CONSENT STATEMENT

            ILLINOVA CORPORATION                          ILLINOIS POWER COMPANY
                   [LOGO]                                         [LOGO]
     OFFER TO PURCHASE FOR CASH ANY AND              CONSENT SOLICITATION WITH RESPECT
      ALL SHARES OF PREFERRED STOCK OF                    TO ITS PREFERRED STOCK
           ILLINOIS POWER COMPANY

    Illinova Corporation, a wholly owned subsidiary of Dynegy Inc., invites you to tender your shares of cumulative preferred stock of Illinois Power Company, or IPC, for purchase by Illinova at the following applicable cash purchase price per share plus an amount equal to any accrued but unpaid dividends up to but not including the settlement date:

SERIES                                               CUSIP NO.    PURCHASE PRICE
------                                              -----------   --------------
4.08% Cumulative Preferred Stock..................  452092-20-8      $
4.20% Cumulative Preferred Stock..................  452092-30-7      $
4.26% Cumulative Preferred Stock..................  452092-40-6      $
4.42% Cumulative Preferred Stock..................  452092-50-5      $
4.70% Cumulative Preferred Stock..................  452092-60-4      $
7.75% Cumulative Preferred Stock..................  452092-79-4      $

    Concurrently with the tender offer by Illinova, IPC's board of directors is
soliciting the written consent of holders of preferred stock as of          ,
2001, which is the record date, in connection with a proposal to amend IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt.
--------------------------------------------------------------------------------
    THE TENDER OFFER, THE CONSENT SOLICITATION AND YOUR WITHDRAWAL RIGHTS WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2001, UNLESS EXTENDED.
--------------------------------------------------------------------------------

    FOR A DISCUSSION OF SOME OF THE SIGNIFICANT MATTERS THAT YOU SHOULD CONSIDER BEFORE TENDERING YOUR SHARES OR GRANTING YOUR CONSENT, SEE "SPECIAL FACTORS" BEGINNING ON PAGE 15.

    If you tender your shares, Illinova will pay you the above-referenced applicable cash purchase price per share for each tendered share. You must consent to the proposed amendment to IPC's articles of incorporation to tender your shares. You may, however, consent to the proposed amendment without tendering your shares. If you do not tender your shares but you consent to the
proposed amendment, IPC will make a special cash payment to you of $       per
share for those shares as to which you grant your consent to the proposed amendment. You will not be paid the special cash payment if you tender your shares or withhold your consent to the proposed amendment.

    The tender offer for any one series of preferred stock is not conditioned upon any minimum number of shares of a series of preferred stock being tendered and is independent of the tender offer for any other series of preferred stock. However, the tender offer and the special cash payment are conditioned upon, among other things, the approval of the proposed amendment by holders of at least two-thirds of the preferred stock, voting together as one class.

    This document contains a summary of the important terms and conditions of the tender offer and the consent solicitation, followed by a more detailed discussion. It also contains answers to frequently asked questions.

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     DEALER MANAGER AND SOLICITATION AGENT

                              MERRILL LYNCH & CO.

    The date of this document is       , 2001, and it is first being mailed on
or about       , 2001.

                               TABLE OF CONTENTS

Summary Term Sheet....................    1
Summary...............................    8
Special Factors.......................   15
  Purpose of the Tender Offer;
    Fairness..........................   15
  Plans of Illinova and IPC After the
    Tender Offer......................   16
  Certain Effects of the Tender
    Offer.............................   16
Terms of the Tender Offer.............   18
  Number of Shares; Purchase Prices...   18
  Dividends...........................   19
  Expiration Date; Extension of Tender
    Period; Subsequent Offering
    Period............................   19
  Procedure for Tendering Shares......   20
  Withdrawal Rights...................   22
  Dissenters' Rights..................   23
  Acceptance of Shares for Payment and
    Payment of Purchase Price.........   23
  Cost of the Tender Offer............   24
  Conditions of the Tender Offer......   24
  Termination; Amendments.............   26
  Appointment of Proxies..............   27
Proposed Amendment and Consent
  Solicitation........................   28
  Introduction........................   28
  Special Cash Payment................   28
  Record Date; Voting Securities;
    Required Consents.................   29
  Procedural Instructions.............   30
  Revocation of Consents..............   31
  Dissenters' Rights..................   31
  Cost of the Consent Solicitation....   31
  The Proposed Amendment..............   32
  Reasons for the Proposed Amendment;
    Certain Effects of the Proposed
    Amendment.........................   32
Security Ownership of Certain
  Beneficial Owners and Management....   33
Price Range of Shares; Dividends......   34
Certain U.S. Federal Income Tax
  Considerations......................   36
  Tax Considerations for Tendering
    Preferred Shareholders............   36
  Tax Considerations for Non-Tendering
    Preferred Shareholders............   37
  Backup Withholding..................   37
Source and Amount of Funds............   38
Fees and Expenses.....................   38
Certain Information Regarding IPC and
  Illinova............................   40
Summary of Consolidated Financial
  Information.........................   41
Where You Can Find More Information...   43
Miscellaneous.........................   43

Appendix A--The Proposed Amendment....  A-1
Appendix B--Information Concerning
  Directors and Executive Officers of
  IPC, Illinova and Dynegy............  B-1

                            ------------------------

    TO VALIDLY TENDER YOUR SHARES OR GRANT YOUR CONSENT TO THE PROPOSED AMENDMENT, YOU MUST COMPLETE A LETTER OF TRANSMITTAL AND CONSENT. EACH SERIES OF PREFERRED STOCK HAS ITS OWN LETTER OF TRANSMITTAL AND CONSENT. FAILURE TO USE THE APPLICABLE LETTER OF TRANSMITTAL AND CONSENT WILL CAUSE A TENDER AND/OR CONSENT TO BE INVALID. FOR YOUR CONVENIENCE, THE LETTERS OF TRANSMITTAL AND CONSENT HAVE BEEN COLOR CODED AS FOLLOWS:

SERIES                                                         COLOR
------                                                        --------
4.08% Cumulative Preferred Stock............................    Yellow
4.20% Cumulative Preferred Stock............................      Blue
4.26% Cumulative Preferred Stock............................     White
4.42% Cumulative Preferred Stock............................      Pink
4.70% Cumulative Preferred Stock............................       Tan
7.75% Cumulative Preferred Stock............................     Green

    The same letter of transmittal and consent may not be used to tender shares and to grant consents with respect to other shares which are not being tendered. If you tender a portion of your shares and grant a consent with respect to other shares without tendering such shares, you must submit two separate letters of transmittal and consent, one with respect to the tendered shares and a different one with respect to the shares for which a consent is granted but which are not tendered.

    THE TENDER OFFER DOES NOT PROVIDE FOR GUARANTEED DELIVERY OF SHARES. ACCORDINGLY, TO TENDER SHARES, YOU MUST DELIVER YOUR STOCK CERTIFICATES TO THE DEPOSITARY OR TENDER YOUR SHARES BY BOOK-ENTRY TRANSFER PRIOR TO THE EXPIRATION DATE.

                               SUMMARY TERM SHEET
                                    GENERAL

    The following summarizes, in question and answer format, the material terms of Illinova's offer to purchase the preferred stock and IPC's solicitation of consents to amend its articles of incorporation. You should read carefully the remainder of this document and the letters of transmittal and consent because this summary term sheet may not include all of the information that is important to you. Additional important information is contained in the remainder of this document and the letters of transmittal and consent.

    Illinova is offering to purchase, in cash and without interest, any and all of the following outstanding shares of IPC's cumulative preferred stock at the following cash purchase prices (plus an amount equal to any accrued but unpaid dividends up to but not including the settlement date):

    - 4.08% Cumulative Preferred Stock for $            per share;

    - 4.20% Cumulative Preferred Stock for $            per share;

    - 4.26% Cumulative Preferred Stock for $            per share;

    - 4.42% Cumulative Preferred Stock for $            per share;

    - 4.70% Cumulative Preferred Stock for $            per share; and

    - 7.75% Cumulative Preferred Stock for $            per share.

    Concurrently with Illinova's offer to purchase the above-referenced series of preferred stock, IPC is seeking consents from the holders of these series of preferred stock to approve an amendment to eliminate a provision of its articles of incorporation that restricts IPC's ability to issue or assume unsecured debt.

    As described below, you will be required to grant a consent to the proposed amendment to IPC's articles of incorporation to tender your shares. However, you may grant your consent to the proposed amendment and receive a special cash payment for doing so, without tendering your shares of preferred stock.

                                THE TENDER OFFER

WHO IS OFFERING TO BUY MY SHARES?

    Illinova, the owner of all of IPC's outstanding common stock, is offering to purchase all of the outstanding shares of IPC's preferred stock. Illinova is a wholly owned subsidiary of Dynegy.

HOW MUCH IS ILLINOVA OFFERING TO PAY AND WHAT IS THE FORM OF PAYMENT?

    Illinova is offering to pay the price per share for each series of IPC's preferred stock specified above net to you in cash plus an amount equal to any accrued but unpaid dividends up to but not including the settlement date. See "Terms of the Tender Offer."

WHY IS ILLINOVA MAKING THE TENDER OFFER?

    Illinova believes that the purchase of the shares in the tender offer in conjunction with the approval of the proposed amendment represents an attractive opportunity that will benefit Illinova and IPC. The approval of the proposed amendment will provide IPC the flexibility to obtain financing on terms more advantageous to IPC than would otherwise be the case, which will indirectly benefit Illinova as the holder of all of IPC's common stock. Illinova believes that its purchase of the shares in the tender offer will facilitate the success of the consent solicitation.

    In addition, the tender offer provides you an opportunity to sell your shares at prices which, based on the last sale prices reported for your shares
on October       , 2001, are higher than current market prices and without the usual transaction costs associated with open market sales. See "Special Factors--Purpose of the Tender Offer; Fairness."

WHAT DOES IPC THINK OF THE TENDER OFFER?

    Neither Illinova, IPC, their respective boards of directors, nor any of their respective officers makes any recommendation to any holder of preferred stock as to whether to tender shares. You must make your own decision as to whether to tender shares and, if so, how many shares to tender. See "Special Factors--Purpose of the Tender Offer; Fairness."

    IPC's board of directors believes the proposed amendment is in IPC's best interest and requests that you grant your consent to the proposed amendment. See "Proposed Amendment and Consent Solicitation--Record Date; Voting Securities; Required Consents."

IF I TENDER MY SHARES, WILL I STILL RECEIVE ANY DIVIDEND PAYMENTS AFTER MY SHARES ARE PURCHASED?

    IPC has declared the regular quarterly dividend on each series of the preferred stock to be paid on November 1, 2001 to holders of record as of the close of business on October 10, 2001. If you are the holder of record of your shares as of the close of business on October 10, 2001 and you tender your shares, you will receive the November 1, 2001 regular quarterly dividend on your shares, regardless of when you tender your shares. If your shares are purchased in the tender offer, you will receive from Illinova, in addition to the specified cash purchase price, an amount equal to any accrued but unpaid dividends up to but not including the settlement date. If your shares are purchased in the tender offer, you will not receive any dividend payments from IPC after the November 1, 2001 dividend. See "Price Range of Shares; Dividends."

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER MY SHARES IN THE TENDER OFFER?

    You may tender your shares until the tender offer expires. The tender offer
is scheduled to expire at 5:00 p.m., New York City time, on       , 2001. See
"Terms of the Tender Offer--Expiration Date; Extension of Tender Period; Subsequent Offering Period." When tendering your shares, please allow sufficient time so that your shares may be received by the depositary prior to the expiration date.

CAN ILLINOVA EXTEND THE TENDER OFFER PAST THE INITIAL EXPIRATION DATE?

    Yes. Illinova can extend the tender offer for any or all series of preferred stock beyond the currently scheduled expiration date in its sole discretion. However, Illinova currently does not intend to extend the tender offer beyond the initial expiration date. See "Terms of the Tender Offer--Expiration Date; Extension of Tender Period; Subsequent Offering Period."

HOW WILL I BE NOTIFIED IF ILLINOVA EXTENDS THE TENDER OFFER?

    If Illinova extends the tender offer, it will make a public announcement to the Dow Jones News Service no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled expiration date. See "Terms of the Tender Offer--Expiration Date; Extension of Tender Period; Subsequent Offering Period."

ARE THERE CONDITIONS TO THE TENDER OFFER?

    Yes. Illinova's obligation to accept for payment, purchase or pay for any shares tendered depends upon a number of conditions, including the approval of the proposed amendment to IPC's articles of incorporation by holders of at least two-thirds of the shares of the preferred stock, voting together as one class. See "Terms of the Tender Offer--Conditions of the Tender Offer."

CAN I TENDER MY SHARES WITHOUT CONSENTING TO THE AMENDMENT TO IPC'S ARTICLES?

    No. If you choose to tender your shares, you must grant your consent to the proposed amendment to IPC's articles of incorporation for each share you tender. See "Terms of the Tender Offer--Conditions of the Tender Offer."

CAN I TENDER SHARES ACQUIRED AFTER THE RECORD DATE FOR THE CONSENT SOLICITATION?

    The record date for the consent solicitation is             , 2001. If you
want to tender shares that you acquired after the record date, you must obtain an irrevocable proxy from the holder who held those shares as of the record date to enable you to consent to the proposed amendment. If you cannot obtain this proxy from the holder as of the record date, you will not be able to tender those shares. See "Proposed Amendment and Consent Solicitation--Procedural Instructions."

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

    If you are the record owner of your shares and you tender your shares, you will not have to pay brokerage fees or similar expenses. If you own your shares through a broker, dealer, commercial bank, trust company or other nominee and they tender your shares on your behalf, it is possible that they may charge you a fee for doing so. Brokers, dealers, commercial banks, trust companies and other nominees will be entitled to receive soliciting dealer fees from Illinova in respect of shares that they tender on your behalf. See "Terms of the Tender Offer--Procedure for Tendering Shares" and "Fees and Expenses."

HOW DO I TENDER MY SHARES?

    If you wish to accept Illinova's offer to purchase your shares, you must do the following prior to the expiration date:

    - if you have your stock certificates, you must complete and sign the applicable letter of transmittal and consent applicable to the shares you are tendering and send it with your stock certificates to Mellon Investor Services LLC, as the depositary for the tender offer;

    - if you are tendering your shares pursuant to the procedure for book-entry transfer under DTC's ATOP system, you must complete and sign the applicable letter of transmittal and consent applicable to the shares you are tendering and send it to the depositary and arrange for the book-entry transfer of your shares; or

    - if you hold your shares through a broker, dealer, commercial bank, trust company, or other nominee, you should contact them and give them instructions to tender your shares.

    Each series of preferred stock has its own letter of transmittal and consent. Failure to use the applicable letter of transmittal and consent will cause a tender and/or consent to be invalid. See "Terms of the Tender Offer--Procedure for Tendering Shares."

    Although tenders of shares via book-entry transfer will be effected through DTC's ATOP system, a properly completed letter of transmittal and consent with respect to your shares must be received by the depositary (by facsimile transmission or otherwise) on or prior to the expiration date.

WHAT SHOULD I DO IF MY PREFERRED STOCK CERTIFICATES HAVE BEEN LOST, DESTROYED OR STOLEN?

    If your preferred stock certificates have been lost, destroyed or stolen, you should complete the affidavit of lost or destroyed certificate(s) contained in the applicable letter of transmittal and consent.

If you have any questions regarding these procedures, you may call Mellon Investor Services LLC at (800) 982-7650.

WHEN AND HOW WILL I BE PAID FOR ANY SHARES I TENDER?

    Promptly after the expiration date and subject to the conditions of the tender offer, Illinova will accept for payment any shares you validly tender (and do not withdraw) and instruct the depositary to pay you for such shares. See "Terms of the Tender Offer--Acceptance of Shares for Payment and Payment of Purchase Price."

DOES ILLINOVA HAVE THE FINANCIAL RESOURCES TO PAY ME IF I TENDER MY SHARES?

    Yes. Illinova will use funds received from Dynegy to pay for any shares that you tender. The offer is not conditioned upon any financing arrangements. See "Source and Amount of Funds."

IS ILLINOVA'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES?

    No. Illinova does not believe that its financial condition is relevant to your decision to tender shares because the offer is being made for all outstanding shares of preferred stock solely for cash, it is not subject to any financing condition and the amount payable is not material in relation to the financial resources of Dynegy and its affiliates. See "Source and Amount of Funds."

UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED SHARES?

    You can withdraw shares you have tendered at any time prior to the expiration date. If you withdraw any of your tendered shares, the consent accompanying any tendered share will not be considered revoked (and you will be eligible to receive the special cash payment), unless you specifically revoke your consent. If you tender your shares in a subsequent offering period, if any, you will not be able to withdraw your shares. See "Terms of the Tender Offer--Withdrawal Rights."

HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES?

    To withdraw shares, you must deliver a written notice of withdrawal with the required information to the depositary prior to the expiration date. See "Terms of the Tender Offer--Withdrawal Rights."

IF I DECIDE NOT TO TENDER, HOW WILL THE TENDER OFFER AFFECT MY SHARES?

    Even if all shares of a series of preferred stock are not tendered, there may be so few remaining shareholders and publicly held shares of that series that:

    - it may no longer meet the published guidelines of The New York Stock Exchange, or NYSE, for continued listing, in which case IPC may apply to the NYSE to delist such series;

    - there may not be a public trading market for such series; and

    - IPC may terminate the registration of such series under the Securities Exchange Act of 1934, or the Exchange Act.

    These factors could adversely affect the liquidity, market value and price volatility of any remaining outstanding shares of such series of preferred stock. See "Special Factors--Certain Effects of the Tender Offer."

WHAT IS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?

    On October   , 2001, the last trading day before Illinova announced the tender offer, the closing sale prices reported for your shares were:

SERIES                                                        CLOSING SALE PRICE
------                                                        ------------------
4.08% Cumulative Preferred Stock (NYSE).....................       $
4.20% Cumulative Preferred Stock (NYSE).....................       $
4.26% Cumulative Preferred Stock (NYSE).....................       $
4.42% Cumulative Preferred Stock (NYSE).....................       $
4.70% Cumulative Preferred Stock (NYSE).....................       $
7.75% Cumulative Preferred Stock (OTCBB)....................       $

    On October       , 2001, the last trading day before Illinova commenced the tender offer, the closing sale prices reported for your shares were:

SERIES                                                        CLOSING SALE PRICE
------                                                        ------------------
4.08% Cumulative Preferred Stock (NYSE).....................       $
4.20% Cumulative Preferred Stock (NYSE).....................       $
4.26% Cumulative Preferred Stock (NYSE).....................       $
4.42% Cumulative Preferred Stock (NYSE).....................       $
4.70% Cumulative Preferred Stock (NYSE).....................       $
7.75% Cumulative Preferred Stock (OTCBB)....................       $

See "Price Range of Shares; Dividends."

DO I HAVE ANY DISSENTERS' RIGHTS IN CONNECTION WITH THE TENDER OFFER?

    No. You do not have any rights to dissent in connection with the tender offer. See "Terms of the Tender Offer--Dissenters' Rights."

IS THE TENDER OFFER THE FIRST STEP IN A GOING-PRIVATE TRANSACTION?

    If a sufficient number of shares of a series of preferred stock is purchased in the tender offer, then IPC may seek to delist such series of preferred stock from the NYSE (all series other than the 7.75% Series are listed on the NYSE) and may terminate the registration of such series under the Exchange Act.

WILL THE TENDER OFFER BE FOLLOWED BY A MERGER IF ALL OF THE PREFERRED STOCK IS NOT TENDERED IN THE TENDER OFFER?

    No. Neither Dynegy, Illinova nor IPC has any present plan or intention of a merger of IPC following the completion of the tender offer.

                            THE CONSENT SOLICITATION

WHAT IS THE PROPOSED AMENDMENT FOR WHICH IPC IS SEEKING MY CONSENT?

    Concurrently with the tender offer, IPC's board of directors is soliciting your consent to amend IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt. See "Proposed Amendment and Consent Solicitation--Introduction" and "--Reasons for the Proposed Amendment; Certain Effects of the Proposed Amendment."

WHAT TYPE OF SHAREHOLDER APPROVAL IS REQUIRED FOR THE PROPOSED AMENDMENT?

    For the proposed amendment to be approved, consents must be granted by holders of at least two-thirds of:

    - the outstanding shares of IPC's common stock and all series of preferred stock, voting together as one class; and

    - the outstanding shares of all the series of preferred stock, voting together as one class.

Illinova, as holder of all of IPC's common stock, has already approved the proposed amendment. Therefore, Illinova's approval of the proposed amendment is not a condition to the tender offer. See "Proposed Amendment and Consent Solicitation--Record Date; Voting Securities; Required Consents."

WHO CAN GRANT A CONSENT?

    You may grant your consent if you are the holder of record as of
            , 2001, which is the record date for the consent solicitation. If you acquire shares after the record date, you must obtain an irrevocable proxy from the holder who held the shares as of the record date to grant a consent to the proposed amendment, either separately or in connection with a tender of those shares. See "Proposed Amendment and Consent Solicitation--Record Date, Voting Securities; Required Consents."

WILL I RECEIVE ANY PAYMENT IF I DON'T TENDER BUT I GRANT MY CONSENT TO THE PROPOSED AMENDMENT?

    Yes. For those shares of preferred stock as to which you grant your consent to the proposed amendment but which are not tendered, IPC will make a special
cash payment to you of $      per share if the proposed amendment is approved.
For those shares that you do tender and Illinova accepts for payment, you will be entitled only to the specified cash purchase price per share plus any accrued but unpaid dividends up to but not including the settlement date and will not be entitled to any additional payment. See "Proposed Amendment and Consent Solicitation--Special Cash Payment."

HOW LONG DO I HAVE TO DECIDE WHETHER TO GRANT MY CONSENT TO THE PROPOSED AMENDMENT?

    To receive the special cash payment you must grant your consent to the proposed amendment, without tendering your shares, prior to the expiration date. See "Proposed Amendment and Consent Solicitation--Procedural Instructions."

WHAT DOES IPC'S BOARD OF DIRECTORS THINK ABOUT THE PROPOSED AMENDMENT TO IPC'S ARTICLES OF INCORPORATION?

    IPC believes the proposed amendment is important to provide IPC the flexibility to obtain financing on terms more advantageous than would otherwise be the case.

    IPC's board of directors believes the proposed amendment is in IPC's best interests and requests that you grant your consent to the proposed amendment. However, IPC's board of directors has not made any separate determination that the proposed amendment is in your best interest. See "Proposed Amendment and Consent Solicitation--The Proposed Amendment" and "--Reasons for the Proposed Amendment; Certain Effects of the Proposed Amendment."

IF I DECIDE NOT TO TENDER MY SHARES AND THE PROPOSED AMENDMENT IS APPROVED, HOW WILL THE PROPOSED AMENDMENT AFFECT MY SHARES?

    The proposed amendment, if approved, will eliminate a provision of IPC's articles of incorporation that currently restricts its ability to issue or assume unsecured debt. IPC does not have any current plans to increase the total amount of its debt materially. However, if IPC were to use the additional flexibility provided by the proposed amendment to increase its leverage materially, the market value or the credit ratings of preferred stock remaining outstanding after the tender offer could be adversely affected. See "Proposed Amendment and Consent Solicitation--The Proposed Amendment" and "--Reasons for the Proposed Amendment; Certain Effects of the Proposed Amendment."

HOW CAN I GRANT CONSENT WITHOUT TENDERING MY SHARES?

    If you wish to grant your consent but not tender your shares, you must do the following:

    - if you are a record holder, you should complete and sign the applicable letter of transmittal and consent in accordance with its instructions and send it to the depositary; or

    - if you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should contact them and give them instructions to grant your consent.

If you do not wish to tender your shares, do not send in your stock certificates or deliver your shares by book-entry transfer. See "Proposed Amendment and Consent Solicitation--Procedural Instructions."

CAN I REVOKE MY CONSENT?

    Yes. To revoke your consent you must provide a written, signed and dated revocation that clearly identifies the shares for which the consent is being revoked. If you revoke a consent that you gave in conjunction with shares that you tendered, then the tender of those shares will be deemed withdrawn, and Illinova will not accept those shares for payment in connection with the tender offer. See "Proposed Amendment and Consent Solicitation--Revocation of Consents."

WHEN IS THE LAST DAY I CAN REVOKE MY CONSENT?

    You may revoke your consent at any time prior to the expiration date. Consents from shareholders tendering their shares are not considered to be received by IPC until Illinova has accepted and paid for the shares. See "Proposed Amendment and Consent Solicitation--Revocation of Consents."

DO I HAVE ANY DISSENTERS' RIGHTS IN CONNECTION WITH THE CONSENT SOLICITATION?

    No. You do not have any dissenters' rights in connection with the consent solicitation or the adoption of the proposed amendment. See "Proposed Amendment and Consent Solicitation--Dissenters' Rights."

                               FURTHER QUESTIONS

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE TENDER OFFER OR THE CONSENT
  SOLICITATION?

    You may call:

    - Merrill Lynch & Co. at (800) 432-9558 with questions regarding the terms of the tender offer or the consent solicitation; or

    - Mellon Investor Services LLC at (800) 982-7650 with questions regarding how to tender and/or consent and request additional copies of this document, letters of transmittal and consent or other documents related to the tender offer or the consent solicitation.

    Merrill Lynch & Co. is acting as dealer manager for the tender offer and as solicitation agent for the consent solicitation, and Mellon Investor Services LLC is acting as depositary and information agent for the tender offer and the consent solicitation. See the back cover of this document for additional information about the dealer manager/solicitation agent and the depositary/information agent.

                                    SUMMARY

    The following summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specific details contained in this document and the letters of transmittal and consent, including any amendments or supplements. You are urged to read this document and the letters of transmittal and consent in their entirety.

                                THE TENDER OFFER

Series of Preferred Stock Subject to
  the Tender Offer...................  All outstanding shares of:

                                       4.08% Cumulative Preferred Stock, or 4.08% Series, par value
                                       $50 per share;
                                       4.20% Cumulative Preferred Stock, or 4.20% Series, par value
                                       $50 per share;
                                       4.26% Cumulative Preferred Stock, or 4.26% Series, par value
                                       $50 per share;
                                       4.42% Cumulative Preferred Stock, or 4.42% Series, par value
                                       $50 per share;
                                       4.70% Cumulative Preferred Stock, or 4.70% Series, par value
                                       $50 per share; and
                                       7.75% Cumulative Preferred Stock, or 7.75% Series, par value
                                       $50 per share.

Shares Outstanding...................  As of the record date, the shares of outstanding preferred stock were as follows:

                                       225,510 shares of the 4.08% Series;
                                       143,760 shares of the 4.20% Series;
                                       104,280 shares of the 4.26% Series;
                                       102,190 shares of the 4.42% Series;
                                       145,170 shares of the 4.70% Series; and
                                       191,765 shares of the 7.75% Series.

The Purchase Prices..................  $       per share for the 4.08% Series;
                                       $       per share for the 4.20% Series;
                                       $       per share for the 4.26% Series;
                                       $       per share for the 4.42% Series;
                                       $       per share for the 4.70% Series; and
                                       $       per share for the 7.75% Series;

                                       plus an amount equal to any accrued but unpaid dividends up to but not including the settlement date.

Purchaser............................  Illinova Corporation, a wholly owned subsidiary of
                                       Dynegy Inc., is making the tender offer. Illinova owns all of IPC's outstanding common stock.

Expiration Date......................  With respect to each series of preferred stock, the tender offer expires on the later of 5:00 p.m., New York City time,
                                       on          , 2001, and the latest time and date to which
                                       the tender offer with respect to such series of preferred
                                       stock may be extended. See "Terms of the Tender
                                       Offer--Expiration Date; Extension of Tender Period;
                                       Subsequent Offering Period."

Purpose of the Tender Offer..........  Illinova believes that the purchase of shares in the tender offer in conjunction with the approval of the proposed
                                       amendment, represents an attractive opportunity that will
                                       benefit Illinova and IPC. The approval of the proposed
                                       amendment will provide IPC the flexibility to obtain
                                       financing on terms more advantageous to IPC than would
                                       otherwise be the case, which will indirectly benefit
                                       Illinova as the holder of all of IPC's common stock.
                                       Illinova believes that its purchase of shares in the tender offer will facilitate the success of the consent
                                       solicitation. See "Special Factors--Purpose of the Tender
                                       Offer; Fairness."

Fairness of the Tender Offer.........  Illinova believes that the tender offer is fair because it provides you the opportunity to sell your shares at prices which, based on the last sale prices reported for your
                                       shares on          , 2001, are higher than current market
                                       prices and without the usual transaction costs associated
                                       with open market sales. However, neither Illinova, IPC,
                                       their respective boards of directors, nor any of their
                                       respective officers makes any recommendation to you as to
                                       whether you should tender your shares. You must make your
                                       own decision as to whether to tender your shares and, if so, how many shares to tender. See "Special Factors--Purpose of the Tender Offer; Fairness."

Dividends............................  IPC has declared the regular quarterly dividend on each series of preferred stock to be paid on November 1, 2001 to holders of record as of the close of business on
                                       October 10, 2001. If you are the holder of record of your
                                       shares as of the close of business on October 10, 2001 and you tender your shares, you will receive the November 1,
                                       2001 regular quarterly dividend on your shares, regardless of when you tender your shares. If your shares are purchased in the tender offer, you will receive from Illinova an
                                       amount equal to any accrued but unpaid dividends up to but not including the settlement date. See "Price Range of
                                       Shares; Dividends."

Conditions...........................  The tender offer is conditioned on the approval of the proposed amendment described below under "Proposed Amendment and Consent Solicitation" by holders of at least two-thirds of all shares of the outstanding preferred stock, voting
                                       together as one class. The tender offer is also subject to certain other conditions. See "Terms of the Tender
                                       Offer--Conditions of the Tender Offer."

Required Consent.....................  To tender shares, you must consent to the proposed amendment. Failure to consent will result in your tender
                                       being invalid. You may consent to the proposed amendment
                                       without tendering shares. See "Proposed Amendment and
                                       Consent Solicitation--Procedural Instructions."

Independent Tender Offers............  The tender offer for any one series of preferred stock is independent of the tender offer for any other series of
                                       preferred stock. The tender offer is not conditioned upon
                                       the tender of a minimum number of shares of any series of
                                       preferred stock. See "Terms of the Tender Offer--Conditions of the Tender Offer."

How to Tender Shares.................  If you wish to tender all or any portion of your shares, you must do the following prior to the expiration date:

                                       -  if you have your stock certificates, you must complete
                                       and sign the applicable letter of transmittal and consent
                                          applicable to the shares you are tendering and send it
                                          with your stock certificates to the depositary;

                                       -  if you are tendering your shares pursuant to the
                                       procedure for book-entry transfer under DTC's ATOP system, you must complete and sign the applicable letter of
                                          transmittal and consent applicable to the shares you are
                                          tendering and send it to the depositary and arrange for
                                          the book-entry transfer of your shares; or

                                       -  if you hold your shares through a broker, dealer,
                                       commercial bank, trust company, or other nominee, you should contact them and give them instructions to tender your
                                          shares.

                                       To validly tender your shares, your letter of transmittal
                                       and consent must contain a valid consent to the proposed
                                       amendment. If you wish to tender shares that you acquired
                                       after          , 2001, the record date for the consent
                                       solicitation, you must obtain and submit with your tendered shares an irrevocable proxy from the holder of record of
                                       such shares as of the record date.

                                       Although tenders of shares via book-entry transfer will be effected through DTC's ATOP system, a properly completed
                                       letter of transmittal and consent with respect to your
                                       shares must be received by the depositary (by facsimile
                                       transmission or otherwise) on or prior to the expiration
                                       date.

                                       You cannot use the same letter of transmittal and consent to tender shares and to grant a consent with respect to other shares that you are not tendering. If you are tendering a
                                       portion of your shares and granting a consent with respect to other shares without tendering them, you must submit two separate letters of transmittal and consent, one with
                                       respect to the shares you are tendering and a different one with respect to the shares for which you are granting
                                       consent but which you are not tendering. You must use the
                                       correct letter of transmittal and consent for shares of each series of preferred stock you are tendering. See "Terms of the Tender Offer--Procedure for Tendering Shares."

Withdrawal Rights....................  You may withdraw your tendered shares at any time prior to the expiration date. The consent that accompanies tendered shares that you withdraw will not be considered revoked (and will be eligible for the special cash payment with respect thereto), unless you specifically revoke it. If you tender your shares in a subsequent offering period, if any, you
                                       will not be able to withdraw your shares. See "Terms of the
                                       Tender Offer--Withdrawal Rights."

Stock Transfer Tax...................  Except as described herein, Illinova will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any shares to it or its order in the tender
                                       offer. See "Terms of the Tender Offer--Acceptance of Shares for Payment and Payment of Purchase Price" and Instruction 6
                                       of the applicable letter of transmittal and consent.

Brokerage Commissions................  If you are the record owner of shares tendered to Illinova, you will not be required to pay any brokerage fees or
                                       commissions in connection with the tender of your shares. If you own shares through a broker or other nominee, they may charge you a fee in connection with the tender of shares on your behalf. However, brokers and other nominees will be
                                       entitled to receive soliciting dealer fees from Illinova for shares that they tender on your behalf. See "Terms of the
                                       Tender Offer--Procedure for Tendering Shares" and "Fees and
                                       Expenses."

Soliciting Dealer Fee................  Illinova will pay a soliciting dealer fee to soliciting dealers of $ per share for shares that are tendered,
                                       accepted for payment and paid for in the tender offer
                                       (except that for transactions for beneficial owners whose
                                       ownership equals or exceeds 5,000 shares, Illinova will pay
                                       a soliciting dealer fee of $         per share). See "Fees
                                       and Expenses."

                            THE CONSENT SOLICITATION

The Proposed Amendment...............  Concurrently with the tender offer, IPC's board of directors is soliciting consents from the holders of its outstanding preferred stock in connection with a proposed amendment to
                                       IPC's articles of incorporation to eliminate a provision
                                       restricting IPC's ability to issue or assume unsecured debt.
                                       See "Proposed Amendment and Consent
                                       Solicitation--Introduction" and "--The Proposed Amendment."

Debt Limitation Provision............  If the proposed amendment is approved, the articles of incorporation will no longer contain any limitation on IPC's ability to issue or assume unsecured debt. IPC believes that the ability to issue additional unsecured debt will provide
                                       IPC the flexibility to obtain financing on terms more
                                       advantageous to IPC than would otherwise be the case. See
                                       "Proposed Amendment and Consent Solicitation--Introduction,"
                                       "--The Proposed Amendment" and "--Reasons for the Proposed
                                       Amendment; Certain Effects of the Proposed Amendment."

Required Approvals...................  For the proposed amendment to be approved, valid and unrevoked consents must be obtained from holders of at least two-thirds of the outstanding shares of preferred stock,
                                       voting together as one class. Consents in respect of shares tendered in the tender offer will not be deemed to be
                                       delivered to IPC until such shares are accepted for payment and paid for by Illinova. Illinova, as holder of all of
                                       IPC's common stock, has already approved the proposed
                                       amendment. See "Proposed Amendment and Consent
                                       Solicitation--Introduction" and "--Record Date; Voting
                                       Securities; Required Consents."

Board of Directors of IPC
  Recommendation.....................  IPC believes that adoption of the proposed amendment is important to its financial flexibility. IPC's board of
                                       directors has determined that the proposed amendment is in
                                       IPC's best interests and requests that you consent to the
                                       proposed amendment. However, the board of directors has not made any separate determination that the proposed amendment is or is not in your best interest. See "Proposed Amendment and Consent Solicitation--Reasons for the Proposed
                                       Amendment; Certain Effects of the Proposed Amendment."

Record Date..........................  , 2001.

Who May Consent......................  If you are a holder of record as of the record date, you may grant your consent to the proposed amendment regardless of whether you tender shares. If a broker, dealer, commercial bank, trust company or other nominee holds your shares, you must contact them to grant a consent with respect to your
                                       shares. If you tender shares, you must grant your consent to the proposed amendment. If you acquire shares after the
                                       record date, you must obtain an irrevocable proxy from the holder of record of such shares as of the record date to
                                       grant your consent to the proposed amendment. See "Proposed
                                       Amendment and Consent Solicitation--Procedural
                                       Instructions."

Special Cash Payment.................  If you do not tender your shares in the tender offer but you validly grant your consent to the proposed amendment with
                                       respect to your shares, IPC will make a special cash payment
                                       to you of $         for each such share if the holders of at
                                       least two-thirds of the outstanding shares of preferred
                                       stock approve the proposed amendment. If you validly tender your shares, you will be entitled only to the specified
                                       purchase price per share and will not be entitled to any
                                       additional payment. See "Proposed Amendment and Consent
                                       Solicitation--Special Cash Payment."

Consent Delivery Date................  To be entitled to receive the special cash payment, you must deliver (and not withdraw) your consent prior to the
                                       expiration date.

How to Consent Without Tendering
  Shares.............................  If you wish to grant your consent but not tender your shares, you must do the following:

                                       -  if you are a holder of record as of the record date, you should complete and sign the applicable letter of
                                          transmittal and consent in accordance with its
                                          instructions and send it to the depositary; or

                                       -  if you hold your shares through a broker, dealer,
                                       commercial bank, trust company or other nominee, you should contact them and give them instructions to grant your
                                          consent.

                                       If you do not wish to tender your shares, do not send in
                                       your stock certificates or deliver your shares by book-entry transfer.

                                       The same letter of transmittal and consent may not be used to tender shares and to grant consent with respect to other shares which are not being tendered. If you are tendering a portion of your shares and granting a consent with respect to other shares without tendering such shares, you must
                                       submit two separate letters of transmittal and consent, one with respect to the tendered shares and a different one with respect to the shares for which a consent is granted but
                                       which are not tendered. You must use the correct letter of transmittal and consent for the shares of each series of
                                       preferred stock in respect of which you are granting your
                                       consent. See "Proposed Amendment and Consent
                                       Solicitation--Procedural Instructions."

Revocation of Consents...............  You may revoke your executed consent at any time prior to the expiration date. To revoke your consent, your written, dated revocation which clearly identifies the consent being revoked must be executed and delivered to the depositary at the address set forth on the back cover of this document. If you withdraw your tender, without a specific revocation of your consent, it will not constitute a revocation of your
                                       consent. However, revocation of your consent will be
                                       considered a withdrawal of tendered shares as to which your consent is revoked. See "Proposed Amendment and Consent
                                       Solicitation--Revocation of Consents."

Soliciting Dealer Fee................  If the proposed amendment is approved, IPC will pay a
                                       soliciting dealer fee to soliciting dealers of $         per
                                       share for shares that are not tendered in the tender offer but in respect of which a consent is validly granted. See
                                       "Fees and Expenses."

                           QUESTIONS AND INFORMATION

Dealer Manager/Solicitation Agent....  Questions regarding the terms of the tender offer or the consent solicitation should be directed to Merrill
                                       Lynch & Co., the dealer manager for the tender offer and the solicitation agent for the consent solicitation, at
                                       (800) 432-9558.

Depositary and Information Agent.....  Questions regarding how to tender or consent and requests for additional copies of this document, the applicable
                                       letter of transmittal and consent, or other documents
                                       related to the tender offer or consent solicitation should be directed to Mellon Investor Services LLC, the depositary and information agent for the tender offer and consent
                                       solicitation, at (800) 982-7650.

                                SPECIAL FACTORS

PURPOSE OF THE TENDER OFFER; FAIRNESS

    Illinova believes that the purchase of the shares in the tender offer in conjunction with the approval of the proposed amendment represents an attractive opportunity that will benefit Illinova and IPC. The approval of the proposed amendment will provide IPC the flexibility to obtain financing on terms more advantageous to IPC than would otherwise be the case, which will indirectly benefit Illinova as the holder of all of IPC's common stock. Illinova believes that its purchase of shares in the tender offer will facilitate the success of the consent solicitation. Illinova also believes that the tender offer with respect to each series of preferred stock is fair. In making this determination, Illinova considered that the tender offer provides you the opportunity to:

    - sell your shares at a price that Illinova believes is higher (based on the
      closing sale prices reported on             , 2001) than current market
      prices; and

    - sell your shares without the usual transaction costs associated with open market sales.

Illinova did not find it practicable to, and did not, quantify or otherwise assign relative weights to these considerations.

    Illinova determined the purchase price for each series of preferred stock with reference to certain objective factors. One such factor was the relationship of prices offered by other utilities for preferred stock with dividend characteristics similar to each series of preferred stock to prevailing yields on reference securities such as U.S. Treasury Bonds and municipal securities at the time Illinova determined the purchase price. Illinova also considered the historical and recent market prices of each series of preferred stock. In addition to these objective factors, Illinova took into account certain subjective factors, including general industry outlook, general market supply of securities of similar type, and supply and demand factors in the securities markets generally. In determining the applicable purchase price for each series of preferred stock, Illinova gave relatively more weight to the objective factors described above.

    Illinova does not believe that the tender offer will result in a material change to IPC's net book value, going concern value or future prospects, and accordingly, Illinova did not take these factors into account in determining the fairness of the purchase price. Illinova also did not consider the liquidation value of any of the shares or prices paid in prior purchases of the shares by IPC in determining the purchase price for any series of preferred stock, as it does not believe that these factors are relevant or meaningful in such determination. You should understand that valuation methodologies other than the methodology Illinova used to determine the purchase price for each series of preferred stock might produce values for such series of preferred stock which are greater or less than the purchase price offered by Illinova.

    Neither Illinova, IPC nor their respective boards of directors received any report, opinion or appraisal from an outside party related to the tender offer, including any report, opinion or appraisal relating to the fairness of the consideration to be offered to the holders of the shares or the fairness of the tender offer to Illinova, IPC or the unaffiliated holders of shares. Neither of the boards of directors nor any director individually has retained an unaffiliated representative to act solely on behalf of the unaffiliated holders of shares for the purpose of negotiating the terms of the tender offer or preparing a report concerning the fairness of the tender offer.

    The tender offer was authorized by a unanimous vote of Illinova's board of directors. The tender offer is conditioned on, among other things, approval of the proposed amendment by holders of at least two-thirds of all shares of the outstanding preferred stock, voting together as one class.

    ALTHOUGH ILLINOVA HAS DETERMINED THAT THE OFFER IS FAIR, NEITHER ILLINOVA, IPC, THEIR RESPECTIVE BOARDS OF DIRECTORS, NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO YOU AS TO

WHETHER TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    YOU ARE NOT UNDER ANY OBLIGATION TO TENDER SHARES IN THE TENDER OFFER.

PLANS OF ILLINOVA AND IPC AFTER THE TENDER OFFER

    Following the consummation of the tender offer, the business and operations of IPC are expected to be continued by IPC substantially as they are currently being conducted. In order to adapt to the increasingly competitive environment in which IPC operates, Illinova and IPC will continue to evaluate and consider a wide array of potential business strategies. These may include business combinations, acquisitions or dispositions as well as internal restructurings or reorganizations involving IPC or any of its businesses or properties, including its transmission and distribution assets or its technology and infrastructure assets. Furthermore, IPC and its affiliates may engage in other new business ventures. Pursuit of any of the above strategies, or any combination thereof, may significantly affect the business operations and financial condition of IPC and its affiliates.

    Following consummation of the tender offer, Illinova, Dynegy or IPC may purchase any shares of preferred stock that remain outstanding through privately negotiated transactions, open market purchases, another tender offer or otherwise, on such terms and at such prices as they may determine from time to time. The terms of subsequent purchases or offers could differ from those of this tender offer, and may be more or less favorable to the holders of shares than the terms in this tender offer. Illinova, Dynegy and IPC, however, will not purchase any shares of preferred stock until after the tenth business day following the expiration date. Any possible future purchases of shares of preferred stock by Illinova, Dynegy or IPC will depend on many factors, including the market price of the shares, their business and financial position, alternative investment opportunities available to them, legal restrictions on their ability to purchase shares, the result of the tender offer and general economic and market conditions. After the expiration of the tender offer, IPC may also, in its sole discretion, determine to redeem shares of preferred stock at their applicable redemption prices. IPC has no present intention to redeem any shares of preferred stock.

    Except as described above or elsewhere in this document, neither IPC, Illinova nor Dynegy has any present plans or proposals that would relate to or result in the following: the acquisition by any person of additional securities of IPC, or the disposition of securities of IPC; an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving IPC or any of its subsidiaries; a sale or transfer of a material amount of assets of IPC or any of its subsidiaries; any change in the present board of directors or management of IPC; any material change in the present capitalization or dividend policy of IPC; any other material change in IPC's business or corporate structure; or changes in IPC's articles of incorporation or bylaws or other actions which may impede the acquisition of control of IPC by any person.

CERTAIN EFFECTS OF THE TENDER OFFER

    Any purchase of shares of any series of preferred stock by Illinova in the tender offer will reduce the number of shares of that series of preferred stock that trade publicly or become available for purchase and/or sale and will likely reduce the number of owners of shares of that series of preferred stock. This could adversely affect the liquidity, market value and ratings and increase the price volatility of the shares of that series of preferred stock not purchased in the tender offer.

    Equity securities which are less liquid because of a smaller outstanding market value available for trading ("float") may command a lower price than would comparable equity securities with a greater float. Therefore, the market price for shares of a series of preferred stock that are not tendered and purchased in the tender offer may be affected adversely to the extent that the amount of shares of that series of preferred stock purchased in the tender offer reduces the float. The reduced float of a series of preferred stock may also make the trading price of the shares of that series of preferred stock that are not tendered and accepted for payment more volatile. If the tender offer is completed with respect to any series of preferred stock, there can be no assurance that any trading market will exist for such series of preferred stock following consummation of the tender offer. To the extent a market continues to exist following consummation of the tender offer for a series of preferred stock, shares of that series of preferred stock may trade at a discount compared to current trading, depending on the market for shares with similar features, the performance of IPC and other factors. There is no assurance that an active market in the shares of a series will exist and no assurance as to the prices at which the shares may trade following the tender offer.

    Depending on the number of shares of a series of preferred stock purchased in the tender offer, the shares of a series of preferred stock that are listed on the NYSE (which are all series other than the 7.75% Series) may no longer meet the requirements for listing on the NYSE, in which event IPC may apply to the NYSE to delist such shares if the NYSE does not effect a delisting of its own accord. According to its published guidelines, the NYSE would consider delisting a series of preferred stock if, among other things, the number of publicly held shares for such series fell below 100,000 shares, or the aggregate market value of the publicly held shares for such series fell below $2,000,000. In the event of the delisting of any series of preferred stock by the NYSE, it is possible that such series of preferred stock, together with the 7.75% Series, would continue to trade in the over-the-counter market and that price quotations would be reported by the National Association of Securities Dealers, Inc., or NASD, through the National Association of Securities Dealers Automated Quotation System, or NASDAQ, or by other sources. The extent of the public market for each series of preferred stock and the availability of price quotations would depend on such factors as the number of shareholders remaining at such time, the interest in maintaining a market in the given series of preferred stock on the part of securities firms, the possible termination of registration under the Exchange Act, as described below, and other factors.

    The series of preferred stock listed on the NYSE are "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. If a series of preferred stock remains listed on the NYSE, the shares of such series of preferred stock will continue to be "margin securities." If a series of preferred stock currently listed on the NYSE were delisted, depending upon factors similar to those described above, such series of preferred stock may no longer constitute "margin securities," in which case, shares of such series of preferred stock could no longer be used as collateral for loans made by brokers.

    Each series of preferred stock is currently registered under the Exchange Act. Such registration may be terminated upon application by IPC to the SEC if there are fewer than 300 record holders and the series is not listed on a national securities exchange. IPC may apply to the SEC for termination of the registration of the preferred stock after the tender offer is completed. Termination of such registration would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to "going private" transactions, no longer applicable to such series of preferred stock. If IPC has other classes of securities listed on the NYSE and registered under the Exchange Act, termination of the Exchange Act registration of a series of preferred stock would not affect IPC's obligation to file annual and quarterly reports and special reports, proxy statements and other information with the SEC pursuant to the Exchange Act's reporting requirements. However, although IPC currently has no plans to do so, if at some future time IPC were to retire or otherwise terminate the Exchange Act registration of all classes of its securities, IPC would have no obligation to continue filing reports with the SEC.

    As of             , 2001, there were    holders of record of the 4.08%
Series,    holders of record of the 4.20% Series,    holders of record of the
4.26% Series,    holders of record of the 4.42% Series,    holders of record of
the 4.70% Series, and    holders of record of the 7.75% Series.

    As of September 30, 2001, the ratings of each series of preferred stock, by the rating agencies Standard & Poor's Rating Services, or S&P, Moody's Investors Service, Inc., or Moody's, and Fitch, Inc., or Fitch, were BBB-, Ba1 and BBB+, respectively.

    The tender offer neither constitutes a notice of redemption of any series of preferred stock pursuant to IPC's articles of incorporation, nor does Illinova or IPC intend to effect any such redemption by making the tender offer. Further, the tender offer does not constitute a waiver by IPC of its right to redeem shares of preferred stock. IPC currently does not intend to redeem any shares of preferred stock.

    Shares which are not tendered will continue to be subject to their current redemption and liquidation provisions. Each series of preferred stock (other than the 7.75% series) is redeemable at IPC's option in whole or in part upon not less than 30 days and not more than 60 days notice at the applicable redemption price plus accrued and unpaid dividends up to the date fixed for redemption. Currently, the 4.08% Series is redeemable at a price equal to $51.50 per share, the 4.20% Series is redeemable at a price equal to $52.00 per share, the 4.26% Series is redeemable at a price equal to $51.50 per share, the 4.42% Series is redeemable at a price equal to $51.50 per share and the 4.70% Series is redeemable at a price equal to $51.50 per share. The 7.75% Series will be redeemable at a price equal to $50.00 per share on or after July 1, 2003. In any case, an amount equal to all dividends accrued or in arrears on such shares will be paid upon redemption. IPC has no present intention of redeeming any series of the preferred stock. Your shares of preferred stock have no preemptive or conversion rights.

    Upon any voluntary or involuntary liquidation, dissolution or winding up of IPC, holders of shares of preferred stock that do not tender their shares would be entitled to receive an amount equal to the liquidation preference of $50.00 per share plus all accumulated but unpaid dividends, and no more, before any amount may be paid to, or assets distributed among, holders of common stock (currently, Illinova is the only holder of IPC's common stock).

    If Illinova acquires shares of preferred stock in this tender offer, it will, in the future, be entitled to vote such shares with respect to any matter submitted for the approval of holders of IPC's preferred stock. Furthermore, if Illinova acquires two-thirds or more of the preferred stock in the tender offer, Illinova will be able to effect such approval without the vote of any other preferred shareholder, except as otherwise required by law.

                           TERMS OF THE TENDER OFFER

NUMBER OF SHARES; PURCHASE PRICES

    Upon the terms and subject to the conditions described in this document and in the applicable letter of transmittal and consent, Illinova will purchase any and all shares that are validly tendered on or prior to the expiration date (and not properly withdrawn in accordance with "Terms of the Tender Offer--Withdrawal Rights") at the following cash purchase price per share plus an amount equal to any accrued but unpaid dividends up to but not including the settlement date:

                                                   SHARES ISSUED    PURCHASE PRICE
SERIES                                            AND OUTSTANDING     PER SHARE
------                                            ---------------   --------------
4.08% Series....................................      225,510          $
4.20% Series....................................      143,760          $
4.26% Series....................................      104,280          $
4.42% Series....................................      102,190          $
4.70% Series....................................      145,170          $
7.75% Series....................................      191,765          $

    The tender offer is conditioned upon, among other things, the approval of the proposed amendment by holders of at least two-thirds of the shares of the outstanding preferred stock, voting together as one class. The tender offer is also subject to certain other conditions. The tender offer for any one series of preferred stock is not conditioned upon any minimum number of shares of such series of preferred stock being tendered and is independent of the tender offer for any other series of preferred stock. See "Terms of the Tender Offer--Conditions of the Tender Offer."

    To tender shares, you are required to consent to the proposed amendment with respect to such shares.

    The tender offer is being sent to all persons in whose names shares are
registered on IPC's books as of the close of business on             , 2001. No
other record date has been fixed for determining which persons are permitted to tender shares.

    IF YOU WERE NOT THE HOLDER OF RECORD OF SHARES ON THE RECORD DATE, YOU MUST OBTAIN AND SUBMIT WITH YOUR TENDER OF YOUR SHARES AN IRREVOCABLE PROXY FROM THE HOLDER OF RECORD OF SUCH SHARES AS OF THE RECORD DATE TO GRANT YOUR CONSENT TO THE PROPOSED AMENDMENT. IF YOU ACQUIRE SHARES AFTER THE RECORD DATE, YOU WILL BE UNABLE TO TENDER THOSE SHARES IF YOU CANNOT OBTAIN AN IRREVOCABLE PROXY FROM THE HOLDER OF RECORD OF SUCH SHARES AS OF THE RECORD DATE.

    NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED.

DIVIDENDS

    IPC has declared the regular quarterly dividend on each series of the preferred stock to be paid on November 1, 2001 to holders of record as of the close of business on October 10, 2001. If you are the holder of record of your shares as of the close of business on October 10, 2001 and you tender your shares, you will receive the November 1, 2001 regular quarterly dividend on your shares, regardless of when you tender your shares. If your shares are purchased in the tender offer, you will receive from Illinova an amount equal to any accrued but unpaid dividends up to but not including the settlement date.

EXPIRATION DATE; EXTENSION OF TENDER PERIOD; SUBSEQUENT OFFERING PERIOD

    With respect to each series of preferred stock, the expiration date for the
tender offer is the later of 5:00 p.m., New York City time, on             ,
2001, and the latest time and date to which the tender offer with respect to such series of preferred stock may be extended by Illinova.

    Illinova expressly reserves the right, in its sole discretion, and at any time and/or from time to time, to extend the period during which the tender offer for any series of preferred stock is open by giving oral or written notice of such extension to the depositary and by making a public announcement of the extension, without extending the period during which the tender offer for any other series of preferred stock is open. During any such extension, all shares of the subject series of preferred stock previously tendered will remain subject to the tender offer, except to the extent that such shares may be withdrawn as set forth in "Terms of the Tender Offer--Withdrawal Rights." There is no assurance whatsoever that Illinova will exercise this extension right for any series of preferred stock.

    Any extension, termination or amendment of the tender offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Illinova may choose to make any public announcement, subject to applicable law, Illinova has no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

    Illinova may decide with respect to a series of preferred stock, in its sole discretion, to decrease the number of shares of such series of preferred stock being sought, increase or decrease the consideration offered in the tender offer, or increase or decrease the soliciting dealers' fees.

    If, at the time a notice of such increase or decrease is first published, sent or given in the manner specified above, the tender offer for such series of preferred stock is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first published, sent or given, then such tender offer will be extended until at least the expiration of such tenth business day. Illinova may be required to extend the tender offer if certain other material changes are made. See "Terms of the Tender Offer--Termination; Amendments." For purposes of the tender offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

    Illinova may elect to make available a subsequent tender offer period, called a subsequent offering period. A subsequent offering period is an additional period of time from three to 20 business days in length, following the expiration of the initial tender offer, during which you may tender your shares of preferred stock. Under the Exchange Act, no withdrawal rights may apply during the subsequent offering period and no withdrawal rights may apply during the subsequent offering period with respect to shares previously tendered and accepted for payment in the initial tender offer. In addition, consents may not be revoked after the expiration of the initial tender offer. Illinova may include a subsequent offering period only if all conditions to the initial tender offer are deemed satisfied or waived by Illinova on or before the expiration date. If there is a subsequent offering period, Illinova will promptly purchase and pay for shares as they are tendered during the subsequent offering period at the same price per share for such series of preferred stock paid in the initial tender offer. If Illinova elects to effect a subsequent offering period, it will notify you in a manner consistent with the requirements of the SEC. Illinova does not currently intend to effect a subsequent offering period; however, it does reserve the right to do so in its sole discretion.

PROCEDURE FOR TENDERING SHARES

    TENDERING SHARES. To validly tender your shares in the tender offer, you must do one of the following:

    - if you are the record holder of your shares, you must send to the depositary, or arrange for the depositary to receive (at the address set forth on the back cover of this document), prior to the expiration date, the applicable letter of transmittal and consent, properly completed and executed, together with any required signature guarantees and any other documents required by the letter of transmittal and consent, and either
      (a) send to the depositary, or arrange for the depositary to receive, certificates for the shares to be tendered or (b) effect delivery of such shares pursuant to the procedures for book-entry transfer described herein (in which case, a confirmation of such delivery must also be received by the depositary); or

    - if a broker, dealer, commercial bank, trust company or other nominee holds your shares, you must contact them if you wish to tender your shares or to consent to the proposed amendment without tendering your shares.

    If you own shares through a broker, dealer, commercial bank, trust company or other nominee, they may charge you a fee in connection with the tender of shares on your behalf.

    If your preferred stock certificates have been lost, stolen or destroyed, you should complete the affidavit of lost or destroyed certificate(s) contained in the letter of transmittal and consent. Your tender with respect to lost, stolen or destroyed certificates will not be valid until you have complied with these procedures and a replacement certificate for the shares has been delivered to the depositary.

    To properly tender, please use the applicable letter of transmittal and consent:

SERIES                                                         COLOR
------                                                        --------
4.08% Series................................................   Yellow
4.20% Series................................................     Blue
4.26% Series................................................    White
4.42% Series................................................     Pink
4.70% Series................................................      Tan
7.75% Series................................................    Green

    To tender your shares in the tender offer, you are required to consent to the proposed amendment. Failure to consent to the proposed amendment will result in an invalid tender.

    The same letter of transmittal and consent may not be used to tender shares and to grant a consent with respect to other shares which are not being tendered. If you are tendering a portion of your shares and granting a consent with respect to other shares without tendering such shares, you must submit two separate letters of transmittal and consent, one with respect to the shares you are tendering and a different one with respect to the shares for which a consent is granted but which you are not tendering.

    If you acquire shares after             , 2001, the record date for the
consent solicitation, and wish to validly tender such shares, you must obtain and submit with your tender an irrevocable proxy from the holder of record of such shares as of the record date to grant your consent to the proposed amendment. Included in the materials received with this document is a form that may be used to obtain such irrevocable proxy.

    If you tender your shares in accordance with the applicable method of delivery described in this document and the applicable letter of transmittal and consent, your tender will constitute a binding agreement between you and Illinova upon the terms and subject to the conditions of the tender offer.

    If shares are registered in the name of a person other than the signatory on the applicable letter of transmittal and consent, or if not all shares represented by a certificate are tendered in the tender offer and the unpurchased shares are to be issued to a person other than the holder(s) of record, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the holder(s) of record appear on the shares with the signature(s) on the shares or stock powers guaranteed as described below. See instructions 4 and 7 to the letter of transmittal and consent.

    THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. BECAUSE IT IS THE TIME OF RECEIPT, NOT THE TIME OF MAILING, WHICH DETERMINES WHETHER A TENDER HAS BEEN MADE PRIOR TO THE EXPIRATION DATE, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

    All questions as to the form of documents and the validity, eligibility (including the time of receipt) and acceptance for payment of any tender of shares will be determined by Illinova in its sole discretion, and its determination will be final and binding. Illinova reserves the absolute right to reject any and all tenders of shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of Illinova, be unlawful. Illinova also reserves the absolute right to waive any defect or irregularity in any tender of shares. Neither Illinova, IPC, the dealer manager/solicitation agent, the depositary/information agent nor any other person is under any duty to give you notice of any defect or irregularity in your tender, and they have no liability for failure to give you any such notice.

    FOR FURTHER INFORMATION IN TENDERING SHARES, CALL THE INFORMATION AGENT OR THE DEALER MANAGER/SOLICITATION AGENT OR CONSULT YOUR BROKER FOR ASSISTANCE.

    BOOK-ENTRY TRANSFER. The depositary will establish an account with respect to the shares at DTC for purposes of the tender offer within two business days after the date of this document, and any financial institution that is a participant in the system of the book-entry transfer facility may make delivery of shares by causing the transfer of such shares into the depositary's account in accordance with the procedures of DTC's ATOP system. Although tenders of shares via book-entry transfer will be effected through DTC's ATOP system, an applicable letter of transmittal and consent, properly completed and executed (together with any other required documents); with respect to any such tendered shares must be received by the depositary (by facsimile transmission or otherwise) on or prior to the expiration date. Delivery of such letter of transmittal and consent and any other required documents other than to the depositary will not constitute a valid tender.

    SIGNATURE GUARANTEES. In general, all signatures on a letter of transmittal and consent must be guaranteed by a firm that is a member of a registered national securities exchange or the NASD, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an "eligible institution"). However, the guarantee of the signatures on a letter of transmittal and consent is not necessary if:

    - the letter of transmittal and consent is signed by the registered owner of the shares tendered therewith and such owner has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal and consent;

    - such shares are tendered for the account of an eligible institution; or

    - the letter of transmittal and consent is being used solely for the purpose of granting a consent with respect to shares which are not being tendered in the tender offer. See instructions 1 and 5 of the letter of transmittal and consent.

    AVOIDING BACKUP WITHHOLDING TAX WHEN TENDERING. To avoid U.S. federal income tax backup withholding equal to 30.5% (which rate is scheduled to be reduced periodically through 2006) of the gross payment made in the tender offer or, alternatively, the special cash payment, you must notify the depositary of your correct taxpayer identification number and provide a properly completed and executed Substitute Form W-9, which is included in the letter of transmittal and consent (or, if you are not a U.S. person or entity for U.S. federal income tax purposes, you must complete and execute Internal Revenue Service Form W-8 BEN, which is obtainable from the depositary). See "Certain U.S. Federal Income Tax Considerations--Backup Withholding."

    YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE TENDER OFFER.

WITHDRAWAL RIGHTS

    If you tender shares in the tender offer, you may withdraw your tender at any time prior to the expiration date. The consent accompanying any of your tendered shares that are withdrawn will not be considered revoked unless you specifically revoke such consent as described below under "Proposed Amendment and Consent Solicitation--Revocation of Consents." If you withdraw your tendered shares but do not revoke the related consents, you will be entitled to receive the special cash payment with respect to such shares, provided that the proposed amendment is approved and such shares are not re-tendered prior to the expiration date.

    To be effective, your written notice of withdrawal must be timely received by the depositary (at one of its addresses set forth on the back cover of this document) and must specify your name and the number of shares to be withdrawn. If the shares to be withdrawn have been delivered to the depositary, a signed notice of withdrawal with signatures guaranteed by an eligible institution (except for shares tendered by an eligible institution) must be submitted prior to the release of such shares. In addition, such notice must specify, in the case of shares tendered by delivery of certificates, the name of the registered owner (if different from you) and the serial numbers shown on the particular certificates evidencing the shares to be withdrawn or, in the case of shares tendered by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited with the withdrawn shares and the name of the holder of record (if different from the name of such account). Withdrawals may not be rescinded, and shares you withdraw will thereafter be deemed not validly tendered for purposes of the tender offer. However, you may re-tender shares you withdraw by again following the procedures described in "Terms of the Tender Offer--Procedure for Tendering Shares" at any time prior to the expiration date.

    Illinova, in its sole discretion, will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, and its determination will be final and binding. Neither Illinova, IPC, the dealer manager/solicitation agent, the depositary/information agent nor any other person is under any duty to give you notification of any defect or irregularity in your notice of withdrawal, and they have no liability for failure to give you any such notification.

    If Illinova elects to effect a subsequent offering period, you will not have any withdrawal rights during such period.

DISSENTERS' RIGHTS

    Dissenters' rights are not available under the Illinois Business Corporation Act in connection with the tender offer.

ACCEPTANCE OF SHARES FOR PAYMENT AND PAYMENT OF PURCHASE PRICE

    Upon the terms and subject to the conditions of the tender offer, and promptly after the expiration date, Illinova will accept for payment (and thereby purchase) and pay for shares validly tendered and not withdrawn as permitted under "Terms of the Tender Offer--Withdrawal Rights." Thereafter, payment for all shares accepted in the tender offer will be made by the depositary by check promptly after the expiration date. Notwithstanding any other provision hereof, in all cases, payment for shares accepted for payment in the tender offer will be made only after timely receipt by the depositary of certificates for, or a confirmation of a book-entry transfer with respect to, such shares, a properly completed and duly executed letter of transmittal and consent with any required signature guarantees and any other required documents.

    Illinova will be deemed to have accepted for payment (and thereby have purchased) shares that are validly tendered and not withdrawn when it gives oral and written notice to the depositary of its acceptance for payment of such shares. Illinova will pay for shares by depositing the purchase price therefor with the depositary, which will act as agent for tender offer participants for the purpose of receiving payment from Illinova and transmitting payment to such tender offer participants. Illinova will purchase validly tendered shares at the applicable cash purchase price (plus an amount equal to any accrued but unpaid dividends up to but not including the settlement date). However, under no circumstances will interest accrue or be paid on any amounts Illinova is to pay, regardless of any extension of the offer or delay in making such payment. Certificates for all shares not validly tendered or accepted for payment will be returned or, in the case of shares tendered by book-entry transfer, such shares will be credited to an account maintained with the book-entry transfer facility, promptly, without expense to the tendering preferred shareholder.

    If the conditions to the tender offer are not satisfied (or waived by Illinova), Illinova will not be obligated to purchase shares in the tender offer. See "Terms of the Tender Offer--Conditions of the Tender Offer."

    Illinova will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any shares to it or its order in the tender offer. If, however, payment of the purchase price is to be made to, or if not all shares represented by a certificate are tendered in the tender offer and the unpurchased shares are to be registered in the name of, any person other than the registered owner of the shares, or if tendered shares are registered in the name of any person other than the person signing the letter of transmittal and consent, the amount of any stock transfer or other taxes (whether imposed on the registered owner, such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. You will be responsible for paying any income or gross receipts taxes imposed by any jurisdiction by reason of the sale of the shares and/or the special cash payment. See instruction 6 to the letter of transmittal and consent; see also "Proposed Amendment and Consent Solicitation--Special Cash Payment" and "Certain U.S. Federal Income Tax Considerations."

    If, prior to the expiration date, Illinova increases the price being paid for shares of a series of preferred stock, Illinova will pay such increased consideration for all shares of such series purchased in the tender offer, whether or not such shares were tendered prior to such increase in consideration.

COST OF THE TENDER OFFER

    Illinova will bear the out-of-pocket expenses of the tender offer, including all stock transfer taxes, if any, payable on account of the acquisition of shares by Illinova in the tender offer (except in certain circumstances). Illinova will also reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and customary out-of-pocket expenses, if any, payable on account of the acquisition of shares by Illinova in the tender offer. For a complete discussion of the fees and expenses related to the tender offer and the consent solicitation, see "Fees and Expenses."

CONDITIONS OF THE TENDER OFFER

    Illinova will not be required to accept for payment or pay for any shares tendered if the proposed amendment is not validly approved by holders of at least two-thirds of the shares of the outstanding preferred stock, voting together as one class, as described under "Proposed Amendment and Consent Solicitation--Record Date; Voting Securities; Required Vote."

    In addition, notwithstanding any other provision of the tender offer and in addition to Illinova's rights to extend and amend the tender offer at any time in its sole discretion, Illinova will not be required to accept for payment or, subject to the requirements of the Exchange Act providing for prompt payment for or return of shares, pay for any tendered shares of any series of preferred stock, and may terminate or amend the tender offer with respect to such series of preferred stock (by oral or written notice to the depositary and timely public announcement) or may postpone (subject to the requirements of the Exchange Act for prompt payment for or return of tendered shares) the acceptance for payment of, or payment for, shares of such series of preferred stock that are tendered, if on or before the expiration date:

    - there has been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that:

       - challenges the acquisition of shares in the tender offer or the solicitation of consents in the consent solicitation, or otherwise in any manner relates to or affects the tender offer or the consent solicitation or the proposed amendment; or

       - in Illinova's reasonable judgment, would or might materially and adversely affect the business, condition (financial or otherwise), income, operations or prospects of Dynegy, Illinova, IPC or any of their respective affiliates, or otherwise materially impair in any way the contemplated future conduct of Dynegy, Illinova, IPC or any of their respective affiliates or materially impair the tender offer's contemplated benefits to Illinova and Dynegy;

    - there has been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered into, amended, enforced or deemed to be applicable to the tender offer or consent solicitation, by any legislative body, court, authority, agency or tribunal that, in Illinova's reasonable judgment, would or might directly or indirectly:

       - make the acceptance for payment of, or payment for, some or all of the shares or the consents illegal or otherwise restrict or prohibit consummation of the tender offer, the consent solicitation or the proposed amendment;

       - delay or restrict the ability of:

           - Illinova, or render Illinova unable, to accept for payment or pay for some or all of the shares or

           - IPC, or render IPC unable, to make the special cash payments for consents granted with respect to shares that are not tendered;

       - materially impair the contemplated benefits of the tender offer or the proposed amendment to Dynegy, Illinova, IPC or any of their respective affiliates (including materially increasing the effective interest cost of secured or unsecured debt); or

       - materially affect the business, condition (financial or otherwise), income, operations or prospects of Dynegy, Illinova, IPC or any of their respective affiliates or otherwise materially impair in any way the contemplated future conduct of the business of Dynegy, Illinova, IPC or any of their respective affiliates;

    - there has been:

       - any significant change in the market price of the shares of any series of preferred stock;

       - any change in the general political, market, economic or financial conditions in the United States or abroad that, in Illinova's reasonable judgment, would or might have a material adverse effect on the business, operations, prospects or ability to obtain financing generally of Dynegy, Illinova, IPC or any of their respective affiliates or the trading in the shares or other equity securities of Dynegy, Illinova, IPC or any of their respective affiliates;

       - the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event that, in Illinova's reasonable judgment, would or might affect the extension of credit by lending institutions in the United States;

       - the commencement of war, armed hostilities, military action or other international or national calamity, including terrorism events, directly or indirectly involving the United States;

       - any general suspension of trading in, or limitation on prices for securities on any national securities exchange or the NASDAQ National Market;

       - in the case of any of the foregoing existing at the time of the commencement of the tender offer, in Illinova's reasonable judgment, a material acceleration or worsening thereof;

       - any decline in either the Dow Jones Industrial Average or the Standard & Poor's Composite 500 Stock Index by an amount in excess of
         15% measured from       , 2001; or

       - a decline in the ratings accorded any of IPC's securities by S&P,
         Moody's or Fitch during the period beginning       , 2001, or an
         announcement by S&P, Moody's or Fitch that it has placed any such rating under surveillance or review with negative implications;

    - any tender or exchange offer with respect to some or all of IPC's outstanding preferred stock (other than the tender offer) or other equity securities of IPC, or a merger, acquisition or other business combination for Dynegy, has been proposed, announced or made by any person or entity; or

    - there has occurred any event or events that have resulted, or in Illinova's reasonable judgment may result, in an actual or threatened change in the business, condition (financial or otherwise), income, operations, stock ownership or prospects of IPC and its subsidiaries and affiliates, and, in the sole judgment of Illinova, such event or events make it undesirable or inadvisable to proceed with the tender offer or with such acceptance for payment or payment.

    The foregoing conditions (including the condition that the proposed amendment be approved) are for Illinova's sole benefit and Illinova may assert them regardless of the circumstances (including any action or inaction by Illinova) giving rise to the failure of any specified condition to be satisfied, and any such condition may be waived by Illinova, in whole or in part, at any time and from time to time in its sole discretion. A decision by Illinova to terminate or otherwise amend the tender offer, following the occurrence of any of the foregoing or the failure of any specified condition to be satisfied, with respect to one series of preferred stock will not create an obligation on behalf of Illinova to terminate or otherwise amend in a similar manner the tender offer with respect to any other series of preferred stock. The failure by Illinova at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right is an ongoing right which may be asserted at any time and from time to time. Any determination by Illinova concerning the events described above will be final and binding on all parties.

TERMINATION; AMENDMENTS

    Illinova expressly reserves the right, in its sole discretion, to, among other things, terminate the tender offer and not accept for payment or pay for any shares tendered (subject to the requirements of the Exchange Act for prompt payment for or return of shares), upon the occurrence of any of the events described under "Terms of the Tender Offer--Conditions of the Tender Offer" or the failure of any condition specified under "Terms of the Tender Offer--Conditions of the Tender Offer" to be satisfied on or prior to the expiration date (in either case, by giving oral or written notice of such termination to the depositary, and making a public announcement as described under "Terms of the Tender Offer--Expiration Date; Extension of Tender Period; Subsequent Offering Period").

    Subject to compliance with applicable law, Illinova further reserves the right, in its sole discretion, to amend the tender offer in any respect. Any extension, delay, termination or amendment of the tender offer will be followed as promptly as practicable by a public announcement. An announcement in the case of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Illinova may choose to make a public announcement, except as required by applicable law, Illinova has no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

    If Illinova materially changes the terms of the tender offer or the information concerning the tender offer, or if it waives a material condition of the tender offer, Illinova will disseminate additional tender offer materials and extend the tender offer to the extent required by the applicable rules under the Exchange Act. Those rules require that the minimum period during which the tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price, a change in percentage of securities sought or a change in the dealer's soliciting dealer fee) will depend on the facts and circumstances, including the relative materiality of such terms of information. The SEC has stated that, in its view, an offer should remain open for a minimum of five business days from the date that a notice of such a material change is first published, sent or given and that if material changes are made with respect to information not materially less significant than the offer price and the number of shares being sought, a minimum of ten business days may be required to allow adequate dissemination and investor response. If the tender offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that Illinova publishes, sends or gives to preferred shareholders a notice that it will increase or decrease the price it will pay for shares, increase or decrease the percentage of shares it seeks, or increase or decrease the soliciting dealers' fees, then Illinova will extend the tender offer until the expiration of such ten day period.

    THE OFFER FOR ANY ONE SERIES OF PREFERRED STOCK IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED STOCK. IF ILLINOVA EXTENDS OR AMENDS ANY OFFER WITH RESPECT TO ANY ONE SERIES OF PREFERRED STOCK FOR ANY REASON, ILLINOVA HAS NO OBLIGATION TO EXTEND OR AMEND THE OFFER FOR ANY OTHER SERIES OF PREFERRED STOCK.

APPOINTMENT OF PROXIES

    By executing the applicable letter of transmittal and consent, you irrevocably appoint one or more designees of Illinova as your agents, attorneys-in-fact and proxies (the "proxies"), with full power of substitution, in the manner set forth in the letter of transmittal and consent, to the full extent of your rights with respect to the shares that you tender and that Illinova accepts for payment and with respect to any and all other shares and other securities or rights issued or issuable in respect of those shares on or after the date of this tender offer (other than the November 1, 2001 dividend paid on such shares). All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the tendered shares. This appointment will be effective when Illinova accepts your shares for payment in accordance with the terms of the tender offer. Upon such acceptance for payment, all other powers of attorney and proxies (other than the consent to the proposed amendment) given by you with respect to your shares and such other securities or rights prior to such payment will be revoked, without further action, and no subsequent powers of attorney and proxies may be given by you (and, if given, will not be deemed effective). The proxies will, with respect to the shares and such other securities and rights for which the appointment is effective, be empowered to exercise all your voting and other rights (other than the consent to the proposed amendment) as they in their sole discretion may deem proper at any meeting of IPC's shareholders, or any adjournment or postponement thereof, or by consent (other than the consent to the proposed amendment) in lieu of any such meeting or otherwise. In order for shares to be deemed validly tendered, immediately upon the acceptance for payment of such shares, IPC's proxies must be able to exercise full voting, consent (other than the consent to the proposed amendment) and other rights with respect to such shares and other securities, including voting at any meeting of shareholders.

                  PROPOSED AMENDMENT AND CONSENT SOLICITATION

INTRODUCTION

    In addition to the tender offer, this document relates to the solicitation of consents by IPC's board of directors from the holders of IPC's outstanding preferred stock in connection with the proposed amendment to IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt. IPC believes that adoption of the proposed amendment is important to its financial flexibility. See "--The Proposed Amendment" and "--Reasons for the Proposed Amendment; Certain Effects of the Proposed Amendment."

    Under the IPC articles of incorporation, the approval of the proposed amendment requires the consent of the holders of at least two-thirds of IPC's:

    - common stock and all series of preferred stock, voting together as one class; and

    - series of preferred stock, voting together as one class.

Illinova, as holder of all of IPC's common stock, has already approved the proposed amendment. Therefore, for the proposed amendment to be approved, valid and unrevoked consents must be obtained from holders of at least two-thirds of the outstanding shares of preferred stock, voting together as a class. See "Terms of the Tender Offer--Conditions of the Tender Offer."

    If the proposed amendment is approved by the requisite consents of the preferred shareholders, IPC will file articles of amendment to its articles of incorporation effecting the proposed amendment with the Illinois Secretary of State. IPC will deliver to its shareholders notice of the approval of proposed amendment and the filing of the articles of amendment. The proposed amendment will become effective on the date of or on a later date specified in the articles of amendment. However, the proposed amendment may not become effective until prompt notice of the approval of the proposed amendment has been given to each record holder of shares who did not consent to the proposed amendment.

    If you wish to tender your shares in the tender offer, you must grant your consent to the proposed amendment. The tender offer is conditioned upon, among other things, the proposed amendment being approved by the holders of at least two-thirds of the shares of the outstanding preferred stock. However, you need not tender your shares to consent to the proposed amendment. Only holders of record of IPC's outstanding preferred stock as of the record date, or holders who have obtained an irrevocable proxy from such record holders as provided for herein, will be entitled to grant consents.

SPECIAL CASH PAYMENT

    Subject to the terms and conditions set forth in this document, if you validly consent to the proposed amendment with respect to shares which are not tendered in the tender offer, and if the proposed amendment is approved by the preferred shareholders, IPC will make a special cash payment to you of
$            for each such share. To be entitled to receive the special cash payment, you must deliver your consents by the expiration date pursuant to the procedures described under "Proposed Amendment and Consent Solicitation--Procedural Instructions."

    IF YOU TENDER YOUR SHARES, YOU WILL NOT BE ENTITLED TO THE SPECIAL CASH PAYMENT; RATHER, YOU WILL BE ENTITLED TO THE PURCHASE PRICE PER SHARE LISTED ON THE FRONT COVER OF THIS DOCUMENT.

    IF YOU DO NOT VALIDLY CONSENT TO THE PROPOSED AMENDMENT OR ABSTAIN, YOU WILL NOT BE ENTITLED TO THE SPECIAL CASH PAYMENT (EVEN IF THE PROPOSED AMENDMENT IS APPROVED).

RECORD DATE; VOTING SECURITIES; REQUIRED CONSENTS

    The record date for determining those holders of the outstanding preferred
stock entitled to grant consents to the proposed amendment is             ,
2001.

    IPC has six series of outstanding preferred stock and the holders of record of all shares of IPC's outstanding preferred stock will be considered together as one class with respect to the proposed amendment. Each share of outstanding preferred stock is entitled to one vote per share with respect to the proposed amendment. The shares of outstanding preferred stock on September 30, 2001 were as follows:

                                                                SHARES
SERIES                                                        OUTSTANDING
------                                                        -----------
4.08% Series................................................    225,510
4.20% Series................................................    143,760
4.26% Series................................................    104,280
4.42% Series................................................    102,190
4.70% Series................................................    145,170
7.75% Series................................................    191,765
                                                                -------
  Total.....................................................    912,675
                                                                =======

    The consent of the holders of record as of the record date of at least two-thirds of the outstanding preferred stock, voting together as one class, is required to approve the proposed amendment. Thus, as of September 30, 2001, IPC would have to receive the consents of the holders representing at least 608,450 shares of the outstanding preferred stock for the proposed amendment to be approved. The proposed amendment must also be approved by the holders of two-thirds of the common stock and preferred stock, voting together as one class. Illinova currently holds all outstanding shares of common stock and has approved the proposed amendment. Because the shares of common stock owned by Illinova constitute more than two-thirds of the common and preferred stock together and Illinova has approved the proposed amendment, this condition has been satisfied.

    Brokers and other nominees who hold shares in street name for customers are precluded from exercising their discretion with respect to granting consents for the approval of the proposed amendment. Thus, absent specific instructions from the beneficial owner of such shares, brokers and other nominees will not be able to grant consent with respect to such shares for the approval of the proposed amendment and will be deemed to be broker non-votes. Shares represented by broker non-votes will have the same effect as withholding consent to the proposed amendment.

    PLEASE NOTE THAT, IN ADDITION TO BROKER NON-VOTES, THE FOLLOWING WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSED AMENDMENT:

    - FAILING TO PROPERLY EXECUTE, DATE AND RETURN A LETTER OF TRANSMITTAL AND CONSENT; AND

    - EXECUTING, DATING AND RETURNING A LETTER OF TRANSMITTAL AND CONSENT MARKED "WITHHOLD CONSENT" OR "ABSTAIN" AS TO THE PROPOSED AMENDMENT.

    MARKING A LETTER OF TRANSMITTAL "WITHHOLD CONSENT" OR "ABSTAIN" WITH RESPECT TO ANY SHARES ALSO WILL RESULT IN THE TENDER OF THOSE SHARES BEING INVALID.

    IF YOUR DELIVERED LETTER OF TRANSMITTAL AND CONSENT IS EXECUTED AND DATED BUT NOT MARKED WITH RESPECT TO THE PROPOSED AMENDMENT, YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT.

    If you are not the holder of record of shares on the record date, you must obtain an irrevocable proxy from the holder of record of such shares as of the record date to grant your consent to the proposed amendment, either separately or in connection with the tender of such shares in the tender offer. If you acquire shares after the record date, you will be unable to tender those shares in the tender offer if you cannot obtain an irrevocable proxy from the holder of record of such shares as of the record date.

    IPC is an Illinois corporation and is, therefore, subject to the IBCA. The IBCA permits action without a meeting by less than unanimous written consent of shareholders if, among other things, the consent is signed by holders having the minimum number of shares that would be necessary to take such action at a shareholders' meeting at which all shares entitled to vote were present and voting.

    YOUR CONSENT IS BEING SOLICITED BY IPC'S BOARD OF DIRECTORS, WHICH HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED AMENDMENT IS IN IPC'S BEST INTERESTS AND REQUESTS THAT YOU GRANT YOUR CONSENT TO THE PROPOSED AMENDMENT. THE IPC BOARD HAS NOT MADE ANY SEPARATE DETERMINATION THAT THE PROPOSED AMENDMENT IS OR IS NOT IN YOUR BEST INTEREST. YOU MUST MAKE YOUR OWN DETERMINATION AS TO WHETHER OR NOT TO CONSENT TO THE PROPOSED AMENDMENT.

PROCEDURAL INSTRUCTIONS

    Only holders of record of IPC's outstanding preferred stock as of the record date will be entitled to grant their consents.

    If you are a holder of record of shares as of the record date, you may consent to, withhold consent to or abstain with respect to the proposed amendment by marking the "CONSENT," "WITHHOLD CONSENT" or "ABSTAIN" box, as applicable, within the applicable letter of transmittal and consent and signing, dating and delivering it to the depositary promptly in the enclosed postage-paid envelope. If you grant your consent to the proposed amendment, you must use the consent form that is a part of the applicable letter of transmittal and consent, whether or not shares are being tendered in the tender offer.

    If you tender shares in the tender offer, you must consent to the proposed amendment to make a valid tender.

    You may grant a consent to the proposed amendment but not tender your shares in the tender offer. In such case, you should complete the consent form in the applicable letter of transmittal and consent but should not send your certificates or effect a book-entry transfer of your shares in the tender offer.

    The same letter of transmittal and consent may not be used to tender shares and to grant consent with respect to other shares which are not being tendered. If you tender a portion of your shares and grant a consent with respect to other shares without tendering such shares, you must submit two separate letters of transmittal and consent, one with respect to the tendered shares and one with respect to the shares for which a consent is granted but which are not tendered.

    If you withhold consent or abstain, you will not be entitled to receive the special cash payment in respect of your shares or the tender offer price for tendered shares. If you are the beneficial owner of shares but not the holder of record of such shares as of the record date because such shares are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, you must arrange with the holder of record to execute and deliver a consent form on your behalf. If you acquire shares after the record date, you must obtain an irrevocable proxy from the holder of record of such shares as of the record date to grant your consent to the proposed amendment, either separately or in connection with the tender of such shares.

    All questions as to the form and the validity (including the time of receipt) of consents and the eligibility for the special cash payment will be determined by IPC in its sole discretion, and its determination will be final and binding. IPC reserves the absolute right to reject any and all consents that:

    - it determines are not in proper form; or

    - the acceptance of or the payment of the special cash payment with respect to which may, in the opinion of IPC's counsel, be unlawful.

    IPC reserves the absolute right to waive any defect or irregularity in any consent. Neither Illinova, IPC, the dealer manager/solicitation agent, the depositary/information agent nor any other person is under any duty to give you notice of any defect or irregularity in your consent, and they have no liability for failure to give you any such notice.

REVOCATION OF CONSENTS

    You may revoke your consent at any time prior to the expiration date. To revoke your consent, you must deliver an executed written, dated revocation which clearly identifies the consent being revoked to the depositary at the address set forth on the back cover of this document. A revocation may be in any written form validly signed by the record holder as of the record date as long as it clearly states that the consent previously given is no longer effective. The revocation of consent with respect to any tendered shares will cause such shares to be deemed to have been withdrawn. Withdrawal of shares tendered in the tender offer will not, however, by itself revoke a properly executed consent.

    All questions as to the form and validity (including time of receipt) of any notice of revocation will be determined by IPC, in its sole discretion, and its determination will be final and binding. Neither Illinova, IPC, the dealer manager/solicitation agent, the depositary/information agent nor any other person will be under any duty to give you notification of any defect or irregularity in your notice of revocation, and they have no liability for failure to give you any such notification.

DISSENTERS' RIGHTS

    Dissenters' rights are not available under the IBCA in connection with the proposed amendment.

COST OF THE CONSENT SOLICITATION

    IPC will bear the expenses of the solicitation of consents by IPC's board of directors. Consents will be solicited by mail or by telephone. In addition, IPC's officers and employees and its affiliates may also solicit consents personally or by telephone; such persons will receive no additional compensation for these services. IPC will also reimburse such brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and customary out-of-pocket expenses, if any, payable on account of the solicitation of consents. For a complete discussion of the fees and expenses relating to the tender offer and the consent solicitation, see "Fees and Expenses."

THE PROPOSED AMENDMENT

    Consents are sought from the holders of the outstanding preferred stock with respect to a proposed amendment to IPC's articles of incorporation which would delete in its entirety Article V, Section 1(f)(1), which currently limits IPC's ability to issue and assume unsecured debt.

    The full text of the provision to be deleted by the proposed amendment is set forth in Appendix A. The following summary of those provisions is qualified in its entirety by reference to Appendix A.

    Article V, Section 1(f)(1) requires IPC to obtain approval from the holders of a majority of the outstanding preferred stock before issuing or assuming any unsecured debt if immediately thereafter the total principal amount of IPC's unsecured debt would exceed 20% of the sum of:

    - the total principal amount of all outstanding secured debt issued or assumed by IPC; and

    - the total of the capital and surplus then carried on IPC's books.

No approval is required if the purpose of the issuance or assumption of unsecured debt is:

    - the refunding of outstanding unsecured debt;

    - the reacquisition, redemption or retirement of any debt pursuant to authorization by any regulatory authority having jurisdiction; or

    - the reacquisition, redemption or retirement of all outstanding shares of preferred stock or of any other class of stock ranking prior to, or on a parity with, the preferred stock as to dividends or other distributions.

    As of June 30, 2001, the total principal amount of IPC's secured debt was $1.2 billion, and the total of its capital and surplus was $1.3 million. Therefore, the aggregate limit on IPC's unsecured debt as of June 30, 2001, under Article V, Section 1(f)(1) was $493 million. The total principal amount of IPC's unsecured debt was $197 million as of June 30, 2001. As of September 30, 2001, $100 million of trust originated preferred securities were redeemed by IPC.

REASONS FOR THE PROPOSED AMENDMENT; CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

    GENERAL. IPC believes that legislative, regulatory, technological and market developments will continue the trend toward a more competitive environment in the electric utility industry. As competition intensifies, flexibility and cost reduction, which can be achieved through the issuance of unsecured debt, will be crucial to success. The industry's new competitors generally are not subject to restrictions on their ability to issue unsecured debt. In addition, over the past five years, several utilities with unsecured debt restrictions similar to IPC have successfully eliminated such provisions.

    FINANCIAL FLEXIBILITY. Historically, IPC's debt financing generally has been accomplished through the issuance of long-term mortgage bonds, pollution control bonds and unsecured debt. IPC currently has approximately $1.2 billion in aggregate principal amount of mortgage bonds outstanding which is secured by a lien on substantially all of IPC's utility assets. However, mortgage bonds generally have more restrictions than unsecured debt, such as limitations on the disposition of assets and the ability to issue additional mortgage bonds. IPC's continued reliance on the issuance of mortgage bonds could limit its ability to redeploy its assets strategically. Pollution control bond financing, a more favorable type of financing due to its tax-exempt status, is available only for very limited purposes.

    If the proposed amendment is adopted, IPC will have increased flexibility to choose among different types of debt financing to finance projects using the most cost-effective means and take full advantage of changing conditions in securities markets. For example, additional short-term unsecured debt will provide IPC the flexibility to meet seasonal and business cycle fluctuations in cash requirements, can act as a bridge between issues of permanent capital and can be used when unfavorable conditions prevail in the market for long-term capital.

    LOWER COSTS. Because the electric utility industry is extremely capital intensive, minimization of financing costs are of particular importance. IPC's short-term unsecured debt issuances generally represent one of its lowest-cost forms of financing. If the proposed amendment is adopted and IPC increases its use of short-term unsecured debt, it may be able to lower its cost structure, thereby increasing its competitive position. In addition, although short-term unsecured debt may expose IPC to more volatility in interest rates, the cost of short-term unsecured debt does not typically exceed the cost of other forms of available capital.

    EFFECTS OF THE PROPOSED AMENDMENT. IPC does not have any current plans to increase materially the total amount of its debt if the proposed amendment is approved. Accordingly, IPC does not believe that the proposed amendment, if approved, will have an adverse effect on its credit rating.

    In addition, since holders of any debt, including unsecured debt, would rank ahead of you, as a holder of preferred stock, in a bankruptcy or other liquidation of IPC, IPC's issuance of more unsecured debt may pose additional risk to you under certain circumstances, such as IPC's default in the repayment of such debt.

    IPC's board of directors has unanimously determined that the proposed amendment is in IPC's best interests, and the board requests that you give your consent to the proposed amendment. However, the board has not made any separate determination that the proposed amendment is or is not in your best interest. Accordingly, you must make your own decision as to whether to consent to the proposed amendment, either in connection with tendering, or without tendering, your shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Only the holders of outstanding preferred stock are being solicited to grant
their consent to the proposed amendment. At             , 2001, there were
      holders of the outstanding preferred stock. To the best knowledge of IPC,
Illinova and Dynegy, as of             , 2001, neither Illinova, Dynegy nor any
director or officer of Illinova, Dynegy or IPC beneficially owned any preferred stock; and no person or group beneficially owned more than five percent of any series of the outstanding preferred stock.

                        PRICE RANGE OF SHARES; DIVIDENDS

    The 4.08% Series, 4.20% Series, 4.26% Series, 4.42% Series and 4.70% Series are traded on the NYSE. The 7.75% Series is traded on the OTC Bulletin Board Service, or OTCBB. The table below shows the last reported sale or bid price on
            , 2001, the last trading day before Illinova announced the tender
offer, and on             , 2001, the last trading day before Illinova commenced
the tender offer, for each series of preferred stock, as reported on the NYSE consolidated reporting system or OTCBB, as applicable:

                                               LAST REPORTED          LAST REPORTED
                                            SALE OR BID PRICE ON   SALE OR BID PRICE ON
SERIES                                             , 2001                 , 2001
------                                      --------------------   --------------------
4.08% Series (NYSE).......................        $
4.20% Series (NYSE).......................
4.26% Series (NYSE).......................
4.42% Series (NYSE).......................
4.70% Series (NYSE).......................
7.75% Series (OTCBB)......................

    You should be aware that the shares of each series of preferred stock trade only on a limited basis and, therefore, the last reported prices may not necessarily reflect the then current market value of the shares.

    YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS, IF AVAILABLE, FOR YOUR SHARES.

    The following table shows for each series of preferred stock, the trading symbol and, for each quarterly period in the past two years, the dividends paid per share and the high and low sale or bid prices per share as reported on the NYSE consolidated reporting system or OTCBB, as applicable:

                     DIVIDENDS AND PRICE RANGES BY QUARTERS
               (1999, 2000 AND 2001 (THROUGH SEPTEMBER 30, 2001))

                                 1999--
                                QUARTER                 2000--QUARTERS                         2001--QUARTERS
                                --------   -----------------------------------------   ------------------------------
                                  4TH        1ST        2ND        3RD        4TH        1ST        2ND        3RD
                                --------   --------   --------   --------   --------   --------   --------   --------
4.08% Series (NYSE: IPCprA)
  Dividends Per Share.........  $   0.51   $   0.51   $   0.51   $   0.51   $   0.51   $   0.51   $   0.51   $   0.51
Sales Price--$Per Share
  --High......................     36.50      30.00      30.00      29.68      29.44      29.00      30.00      32.00
  --Low.......................     31.00      25.00      26.00      27.00      26.50      26.43      27.48      28.87

4.20% Series (NYSE: IPCprB)
  Dividends Per Share.........  $  0.525   $  0.525   $  0.525   $  0.525   $  0.525   $  0.525   $  0.525   $  0.525
Sales Price--$Per Share
  --High......................     34.50      29.00      30.06      30.55      30.13      29.00      30.00      32.00
  --Low.......................     28.50      26.50      26.00      27.75      27.50      26.00      28.47      29.25

4.26% Series (NYSE: IPCprC)
  Dividends Per Share.........  $ 0.5325   $ 0.5325   $ 0.5325   $ 0.5325   $ 0.5325   $ 0.5325   $ 0.5325   $ 0.5325
Sales Price--$Per Share
  --High......................     35.00      32.00      30.50      30.98      31.50      29.40      31.50      32.00
  --Low.......................     32.00      27.13      26.44      28.00      28.50      26.75      28.50      30.00

4.42% Series (NYSE: IPCprD)
  Dividends Per Share.........  $ 0.5525   $ 0.5525   $ 0.5525   $ 0.5525   $ 0.5525   $ 0.5525   $ 0.5525   $ 0.5525
Sales Price--$Per Share
  --High......................     36.50      31.50      31.63      32.14      32.14      30.13      31.75      33.00
  --Low.......................     32.00      28.00      28.50      29.31      28.50      28.00      30.20      30.75

4.70% Series (NYSE: IPCprE)
  Dividends Per Share.........  $ 0.5875   $ 0.5875   $ 0.5875   $ 0.5875   $ 0.5875   $ 0.5875   $ 0.5875   $ 0.5875
Sales Price--$Per Share
  --High......................     39.63      33.00      33.65      34.19      34.19      32.38      32.63      35.00
  --Low.......................     33.00      29.75      28.50      31.50      32.25      31.00      31.00      30.79

7.75% Series (OTCBB: ILLNP)
  Dividends Per Share.........  $0.96875   $0.96875   $0.96875   $0.96875   $0.96875   $0.96875   $0.96875   $0.96875
Bid Price--$Per Share
  --High......................     48.00      45.25      49.25      49.25      48.50      48.50      45.50      48.50
  --Low.......................     44.25      45.25      49.25      49.25      48.00      48.00      48.00      48.00

    You are entitled to receive, if, when and as declared by IPC's board of directors, cash dividends at the annual rate specified for such series of preferred stock, and no more, cumulative and payable quarterly on each February 1, May 1, August 1 and November 1. To date, IPC has timely made all quarterly dividend payments on IPC's outstanding preferred stock.

    IPC has declared the regular quarterly dividend on each series of the preferred stock to be paid on November 1, 2001 to holders of record as of the close of business on October 10, 2001. If you are the holder of record of your shares as of the close of business on October 10, 2001 and you tender your shares, you will receive the November 1, 2001 regular quarterly dividend on your shares, regardless of when you tender your shares. If your shares are purchased in the offer, you will receive from Illinova an amount equal to any accrued but unpaid dividends up to but not including the settlement date.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes certain U.S. federal income tax considerations with respect to the sale of shares in the tender offer and the receipt of special cash payments in connection with the approval of the proposed amendment. This summary is based on the Internal Revenue Code of 1986, or the Code, as amended to the date of this document, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this document may adversely affect the tax consequences described herein, possibly on a retroactive basis. This summary assumes that you hold your shares as a capital asset within the meaning of
Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are subject to special rules (including certain financial institutions, tax exempt organizations, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, or if you acquired your shares as part of a hedge or hedging transaction or as a position in a straddle for tax purposes). YOU SHOULD CONSULT YOUR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

    As used herein, the term "U.S. Preferred Shareholder" means a preferred shareholder that is a U.S. person for U.S. federal income tax purposes. The term "U.S. person" means:

    - a person who is a citizen or resident alien individual of the United
      States;

    - a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia, unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

    Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date that elect to be treated as U.S. Persons, shall also be considered a U.S. Person. A "Non-U.S. Preferred Shareholder" is a Preferred Shareholder that is not a U.S. Preferred Shareholder.

TAX CONSIDERATIONS FOR TENDERING PREFERRED SHAREHOLDERS

    U.S. PREFERRED SHAREHOLDERS. A U.S. Preferred Shareholder will recognize gain or loss equal to the difference between the tax basis of such Preferred Shareholder's shares and the amount of cash received in exchange therefor. A U.S. Preferred Shareholder's gain or loss will be a capital gain or loss. Capital gains of individuals derived in respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

    NON-U.S. PREFERRED SHAREHOLDERS. Any capital gain realized upon the sale of shares by a Non-U.S. Preferred Shareholder in the tender offer generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Preferred Shareholder, or (ii) in the case of a Non-U.S. Preferred Shareholder who is a nonresident alien individual and is present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met. A Non-U.S. Preferred Shareholder described in clause (i) above will be taxed on the net capital gain derived from the sale at the rate applicable to U.S. Persons generally. Any such effectively connected income received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Unless an applicable tax treaty provides otherwise, a Non-U.S. Preferred Shareholder who is a nonresident alien individual described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. losses which are derived from the sale or exchange of capital assets.

TAX CONSIDERATIONS FOR NON-TENDERING PREFERRED SHAREHOLDERS

    U.S. PREFERRED SHAREHOLDERS. There is no direct authority concerning the U.S. federal income tax consequences of the receipt of special cash payments. IPC will, for information reporting purposes, treat special cash payments as ordinary dividend income to recipient U.S. Preferred Shareholders.

    NON-U.S. PREFERRED SHAREHOLDERS. IPC will treat special cash payments paid to a Non-U.S. Preferred Shareholder as subject to withholding of U.S. federal income tax at a 30% rate. However, special cash payments that are effectively connected with the conduct of a trade or business by the Non-U.S. Preferred Shareholder within the United States are not subject to the withholding tax provided such Non-U.S. Preferred Shareholder provides two originals of IRS
Form W-8ECI stating that such special cash payments are so effectively connected, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected special cash payments received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate (or such lower rates as may be specified by an applicable income tax treaty).

    A Non-U.S. Preferred Shareholder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service, or IRS.

BACKUP WITHHOLDING

    ANY U.S. PREFERRED SHAREHOLDER WHO FAILS TO COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE APPLICABLE LETTER OF TRANSMITTAL AND CONSENT (OR, IN THE CASE OF A NON-U.S. PREFERRED SHAREHOLDER, IRS FORM W-8BEN, OBTAINABLE FROM THE DEPOSITARY) MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 30.5% (WHICH RATE IS SCHEDULED TO BE REDUCED PERIODICALLY THROUGH 2006) OF THE GROSS PROCEEDS PAYABLE TO SUCH PREFERRED SHAREHOLDER IN THE OFFER OR, ALTERNATIVELY, THE SPECIAL CASH PAYMENT. To prevent backup withholding, a U.S. Preferred Shareholder must provide the depositary with the U.S. Preferred Shareholder's correct taxpayer identification number and certify that the U.S. Preferred Shareholder is not subject to backup withholding of federal income tax by completing the Substitute Form W-9 included in the applicable letter of transmittal and consent. Certain preferred shareholders (including, among others, all corporations and certain foreign preferred shareholders) are exempt from backup withholding. For a corporate U.S. Preferred Shareholder to qualify for such exemption, such U.S. Preferred Shareholder should provide the depositary with a properly completed and executed Substitute Form W-9 attesting to its exempt status. In order for a Non-U.S. Preferred Shareholder to qualify as an exempt recipient, the Non-U.S. Preferred Shareholder must submit a Form W-8BEN, Certificate of Foreign Status, signed under penalties of perjury, attesting to that Preferred Shareholder's exempt status. A copy of Form W-8BEN may be obtained from the depositary. Any amount paid to Non-U.S. Preferred Shareholders that is subject to the 31% backup withholding will not be subject to the 30.5% (which rate is scheduled to be reduced periodically through 2006) withholding tax discussed above under "Tax Considerations for Non-Tendering Preferred Shareholders--Non-U.S. Preferred Shareholders."

    The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

                           SOURCE AND AMOUNT OF FUNDS

    Assuming that Illinova purchases all of the outstanding shares of preferred stock in the tender offer, the total funding required by Illinova to purchase
such shares will be approximately $      , including fees and other expenses.
Illinova will obtain the required funds from Dynegy immediately prior to payment in the form of an unsecured intercompany loan. Dynegy will fund the intercompany loan under its ongoing short-term debt program. Illinova has no alternative financing arrangements or financing plans.

    Under the intercompany loan agreement, dated as of             , 2001,
Dynegy has agreed to provide Illinova a two-year unsecured loan of up to $
to provide Illinova with funds to acquire IPC's preferred stock, including any related fees and expenses IPC incurs. The loan will bear interest at an
approximate rate of       per year, payable             , and mature on
            . Other than repayment in the ordinary course of business, Illinova has no plans or arrangements to refinance or repay the loan.

    Because the only consideration in the tender offer is cash and the tender offer is being made for all outstanding shares of preferred stock, and in view of the absence of a financing condition and the amount of consideration payable in relation to the financial capacity of Dynegy and its affiliates, Illinova believes that the financial condition of Dynegy and its affiliates is not material to a decision by a holder of shares whether to sell, tender or hold shares of preferred stock.

                               FEES AND EXPENSES

    DEALER MANAGER/SOLICITATION AGENT FEES. Merrill Lynch & Co. will act as dealer manager for Illinova in connection with the tender offer and as solicitation agent for IPC in connection with the consent solicitation. Illinova has agreed to pay the dealer manager/solicitation agent a fee of $250,000 upon completion of the tender offer. IPC has agreed to pay the dealer manager/solicitation agent a fee of $150,000 if the proposed amendment is approved. Illinova will also reimburse the dealer manager/ solicitation agent for its reasonable out-of-pocket expenses incurred in connection with the tender offer and consent solicitation. Illinova and IPC have also agreed to indemnify the dealer manager/solicitation agent against certain liabilities, including certain liabilities under the federal securities laws, in connection with the tender offer and the consent solicitation. The dealer manager/solicitation agent has rendered, is currently rendering and is expected to continue to render various investment banking services to Dynegy, Illinova and IPC. The dealer manager/solicitation agent has received, and will continue to receive, customary compensation from Dynegy, Illinova and IPC for such services.

    Illinova has retained Mellon Investor Services LLC as depositary and information agent in connection with the tender offer and the consent solicitation. Illinova has agreed to pay the depositary/ information agent a fee
of $      for its services and reimburse the depositary/information agent for reasonable out-of-pocket expenses. The depositary/information agent has been retained to make solicitations or recommendations in connection with the tender offer and the consent solicitation.

    SOLICITING DEALER FEES.  Illinova will pay a fee to soliciting dealers of an
amount equal to $      per share for shares that are tendered, accepted for
payment and paid for in the tender offer (except for transactions for beneficial owners whose ownership equals or exceeds 5,000 shares, in which case Illinova
will pay a soliciting dealer fee equal to $      per share). If the proposed
amendment is approved, IPC will pay a soliciting dealer fee to soliciting
dealers of $      per share for shares that are not tendered in the tender offer but in respect of which a consent to the proposed amendment is validly granted. Any fees payable pursuant to this paragraph shall be paid in full to the dealer manager/
solicitation agent unless a soliciting dealer is designated (as herein described), in which case such fees shall be payable in full to such designated soliciting dealer (which designated soliciting dealer may be the dealer manager/solicitation agent). With respect to fees payable pursuant to this paragraph involving transactions for beneficial owners whose ownership equals or exceeds 5,000 shares, any fees payable pursuant to this paragraph shall be paid in full to the dealer manager/solicitation agent unless a soliciting dealer is
designated, in which case     % of such fee shall be paid to the dealer
manager/solicitation agent and     % of such fee shall be paid to the designated
soliciting dealer (which designated soliciting dealer may be the dealer manager/solicitation agent).

    A designated soliciting dealer is an entity obtaining the tender and/or consent, if the applicable letter of transmittal and consent shall include its name under the heading "Solicited Tenders and/or Consents," and it is:

    - a broker or dealer in securities, including the dealer manager/solicitation agent in its capacity as a dealer or broker, which is a member of any national securities exchange or of the NASD;

    - a foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the U.S. to the same extent as though it were an NASD member; or

    - a bank or trust company.

    Soliciting dealers will include any of the organizations described above even when the activities of such organization in connection with the tender offer and consent solicitation consist solely of forwarding to clients materials relating to the tender offer and consent solicitation, including the applicable letter of transmittal and consent, and tendering shares or granting consents as directed by beneficial owners thereof. No soliciting dealer is required to make any recommendation to holders of shares as to whether to tender or refrain from tendering in the tender offer or whether to grant or refrain from granting a consent. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the tender offer included any activities other than those described in this paragraph. For all purposes noted in all materials relating to the tender offer and consent solicitation, the term "solicit" shall be deemed to mean no more than "processing shares tendered or consents" or "forwarding to customers materials regarding the tender offer and consent solicitation."

    No such soliciting dealer fee shall be payable to a soliciting dealer with respect to the tender and/ or consent of shares by a holder unless the letter of transmittal and consent accompanying such tender and/or consent designates such soliciting dealer. No such fee shall be paid to a soliciting dealer with respect to shares tendered or for which a consent has been granted for such soliciting dealer's own account. If tendered shares or shares for which a consent has been granted are registered in the name of such soliciting dealer, no such fee shall be payable unless such shares are held by such soliciting dealer as nominee and such shares are being tendered and/or a consent is being granted for the benefit of one or more beneficial owners identified on the applicable letter of transmittal and consent. You should complete the "Solicited Tenders and/or Consents" box in the applicable letter of transmittal and consent to designate a soliciting dealer. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a beneficial owner. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Illinova, the depositary/information agent or the dealer manager/solicitation agent for purposes of the tender offer and consent solicitation.

    By accepting any soliciting dealer fee, a person shall be deemed to have represented that:

    - it has complied with the applicable requirements of the Exchange Act, and the applicable rules and regulations thereunder, in connection with such solicitation;

    - it is entitled to such compensation for such solicitation under the terms and conditions of the tender offer;

    - in soliciting tenders of shares and/or consents, it has used no soliciting materials other than those furnished by Illinova or IPC; and

    - if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

    STOCK TRANSFER TAXES. Illinova will pay all stock transfer taxes, if any, payable on account of the acquisition of shares by Illinova in the tender offer, except in certain circumstances where special payment or delivery procedures are used under to instruction 7 of the accompanying letter of transmittal and consent.

                 CERTAIN INFORMATION REGARDING IPC AND ILLINOVA

    IPC is an Illinois corporation and a subsidiary of Illinova. IPC is engaged in the transmission, distribution and sale of electric energy and the distribution, transportation and sale of natural gas in Illinois. IPC supplies retail electric and natural gas service to residential, commercial and industrial consumers in substantial portions of northern, central and southern Illinois. IPC also supplies electric transmission service to utilities, municipalities and power marketing entities.

    The mailing address of IPC's principal executive office is 500 South 27th Street, Decatur, Illinois, 62521-2200, and the telephone number is
(217) 424-6600.

    Illinova is an Illinois corporation and a subsidiary of Dynegy Inc., an Illinois corporation. Illinova owns all of IPC's outstanding common stock. Illinova is a holding company which conducts substantially all of its business through its subsidiaries. The three principal operating subsidiaries of Illinova are:

    - IPC;

    - Illinova Generating Company, an independent power company which invests in energy supply projects and competes in the independent power market worldwide; and

    - Illinova Energy Partners, Inc., which engages in brokering and marketing electric power and gas and developing and selling energy-related services to the unregulated energy market throughout the United States and Canada.

    The mailing address of Illinova's principal executive office is 500 South 27th Street, Decatur, Illinois 62521-2200, and the telephone number is
(217) 424-6600.

    Dynegy, a Fortune 100 Company, is an Illinois corporation and a leading energy merchant and power generator in North America, the United Kingdom and Continental Europe. During 2000, Dynegy established its communications business, Dynegy Global Communication, which is engaged in providing network solutions and connectivity to wholesale customers worldwide.

    The mailing address of Dynegy's principal executive office is 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, and the telephone number is
(713) 507-6400.

    The name, citizenship, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of IPC, Illinova and Dynegy are set forth in Appendix B.

    Except as described in this document or Appendix B, neither IPC, Illinova, Dynegy, nor, to the knowledge of IPC, Illinova and Dynegy, any of the persons listed in Appendix B or any associate or majority owned subsidiary of IPC, Illinova or Dynegy or of any of the persons so listed:

    - beneficially owns or has a right to acquire any shares of the preferred stock or any other equity securities of IPC; or

    - has effected any transaction in the preferred stock or any other equity securities of IPC during the past 60 days.

    Except as described in this document, neither IPC, Illinova, Dynegy, nor, to the knowledge of IPC, Illinova and Dynegy, any of the persons listed in Appendix B, has any contract, arrangement, understanding or relationship with any other person with respect to the shares of preferred stock, insofar as it relates directly or indirectly to the tender offer or the consent solicitation or any other securities of IPC (including, but not limited to, any contracts arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

    None of the persons listed in Appendix B has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed in Appendix B has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

    Dynegy and IPC are subject to the information and reporting requirements of the Exchange Act and are required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning their respective businesses, principal physical properties, capital structure, material pending legal proceedings, operating results, financial condition, directors and officers (including their remuneration and stock options granted to them), the principal holders of the their respective securities, any material interests of such person in transactions with Dynegy or IPC and certain other matters is required to be disclosed in proxy statements and annual reports distributed to their respective shareholders and filed with the SEC. If you would like to know how to obtain such reports and information, see "Where You Can Find More Information."

                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

    Set forth below is certain consolidated historical financial information of IPC and its subsidiaries. The historical financial information (other than the ratios of earnings to fixed charges) was derived from the audited consolidated financial statements included in IPC's Annual Report on Form 10-K for the year ended December 31, 2000 and from the unaudited consolidated financial statements included in IPC's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001. Additional financial information is incorporated by reference herein as described below.

                                                                                        SIX MONTHS
                                                                                           ENDED
                                                                  YEAR ENDED             JUNE 30,
                                                                 DECEMBER 31,           (UNAUDITED)
                                                              -------------------   -------------------
                                                                1999       2000       2000       2001
                                                              --------   --------   --------   --------
                                                                      (MILLIONS, EXCEPT RATIOS)
CONDENSED INCOME STATEMENT DATA:
Operating Revenues..........................................  $1,903.2   $1,585.6     $724       $871
Operating Income............................................     217.7      156.0       71         91
Allowance for Borrowed Funds Used During Construction.......      (4.2)      (1.3)      (1)        (1)
Interest Expense............................................     148.4      139.1       72         65
Other Income and Deductions--net............................      39.6      116.7       55         67
Net Income (Loss)...........................................     113.1      134.9       55         94
  Less--Preferred Dividend Requirement......................      19.2       13.9        9          5
  Plus--Carrying Amount Over Consideration Paid for Redeemed
    Preferred Stock.........................................       1.7         --       --         --
Net Income Applicable to Common Stock.......................      95.6      121.0       46         89
Ratio of Earnings to Fixed Charges..........................      2.16       2.53     2.22       3.37

                                                              AS OF DECEMBER 31,    AS OF JUNE 30,
                                                              -------------------        2001
                                                                1999       2000       (UNAUDITED)
                                                              --------   --------   ---------------
                                                                           (MILLIONS)
CONDENSED BALANCE SHEET DATA:
Assets
  Plant and property........................................  $2,903.1   $3,040.7        $3,097
  Less--accumulated depreciation............................   1,138.6    1,192.6         1,222
                                                              --------   --------        ------
    Net utility plant.......................................   1,764.5    1,848.1         1,875
  Investments and other assets..............................      13.1       15.7            13
  Current assets............................................     441.3      424.3           329
  Deferred charges..........................................   3,078.9    2,683.6         2,661
                                                              --------   --------        ------
    Total...................................................  $5,297.8   $4,971.7        $4,878
                                                              ========   ========        ======
Capital and Liabilities
  Common stock..............................................  $1,274.1   $1,274.2        $1,274
  Capital stock expense.....................................      (7.2)      (7.2)           (7)
  Treasury stock............................................    (286.4)    (286.4)         (287)
  Retained earnings.........................................      54.7      175.7           165
  Preferred stock...........................................      45.8       45.8            46
  Mandatorily redeemable preferred stock....................     193.4      100.0           100
  Long-term debt............................................   1,906.4    1,787.6         1,745
                                                              --------   --------        ------
    Total capitalization....................................   3,180.8    3,089.7         3,036
  Current liabilities.......................................     766.2      538.2           498
  Deferred credits and other noncurrent liabilities.........   1,350.8    1,343.8         1,344
                                                              --------   --------        ------
    Total...................................................  $5,297.8   $4,971.7        $4,878
                                                              ========   ========        ======

    At June 30, 2001, the per share book value of IPC's common stock and preferred stock was $18.21 and $50.00, respectively. Illinova owns all 62,892,213 shares of IPC's outstanding common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

    IPC and Dynegy file annual, quarterly and special reports, proxy statements and other information with the SEC. IPC has filed a statement relating to the consent solicitation on Schedule 14A with the SEC. Illinova and Dynegy have filed a statement relating to the tender offer on Schedule TO with the SEC. In addition, IPC will file a Schedule 14D-9 relating to the tender offer. Because the tender offer is a "going-private" transaction, the Schedule TO filed also includes information required by Rule 13e-3 with respect to the tender offer. The Schedule 14A, Schedule TO, Schedule 14D-9 and such reports and other information contain additional information about IPC, Illinova and Dynegy. You may read and copy any reports, statements or other information filed by IPC, Illinova and Dynegy at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of this and other public reference rooms. These filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at:
"http://www.sec.gov."

    The SEC allows IPC to "incorporate by reference" information into this document. This means that IPC can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, and information filed later with the SEC will update and supersede the information in this document.

    IPC incorporates by reference into this document the following documents it previously filed with the SEC under the Exchange Act:

    - IPC's Annual Report on Form 10-K for the year ended December 31, 2000; and

    - IPC's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001.

    IPC also incorporates by reference into this document each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the expiration date.

    IPC will provide without charge to each person to whom a copy of this document has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this document incorporates. Such requests should be directed to Investor Relations, Dynegy Inc., 1000 Louisiana Street, Suite 5800, Houston, Texas 77002. The information relating to IPC contained in this document does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference.

    If you would like to request documents from IPC, please do so by       ,
2001 to receive them before the expiration date.

                                 MISCELLANEOUS

    The tender offer is not being made to, and Illinova will not accept tenders from, owners of shares in any jurisdiction in which the tender offer or its acceptance would not be in compliance with the laws of such jurisdiction. Illinova is not aware of any jurisdiction where the making of the tender offer or the tender of shares would not be in compliance with applicable law. If Illinova becomes aware of any jurisdiction where the making of the tender offer, or if the tender of shares, is not in compliance with any applicable law, Illinova will make a good faith effort to comply with such law. If, after such good faith effort, Illinova cannot comply with such law, the tender offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of shares residing in such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed to be made on Illinova's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                                                      APPENDIX A

                             THE PROPOSED AMENDMENT

    The proposed amendment to IPC's articles of incorporation would delete from
Article V, Section 1, the covenants contained paragraph (f)(1). Paragraph
(f)(2) would remain as paragraph (f). The full text of paragraph (f)(1) is set forth below.

                                   ARTICLE V
                                  *    *    *
                   1. PROVISIONS RELATING TO PREFERRED STOCK
                                  *    *    *

    (f) (1) The Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured indebtedness, for purposes other than

        (A) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Corporation,

        (B) the reacquisition, redemption or other retirement of any indebtedness which reacquisition, redemption or other retirement has been approved by any regulatory authority having jurisdiction in the premises, or

        (C) the reacquisition, redemption or other retirement of all outstanding shares of Preferred Stock or of any other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or other distributions, if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation including unsecured indebtedness then to be issued or assumed would exceed twenty per cent (20%) of the aggregate of

        (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and

        (b) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation.

                                                                      APPENDIX B

                      INFORMATION CONCERNING DIRECTORS AND
                 EXECUTIVE OFFICERS OF IPC, ILLINOVA AND DYNEGY

DIRECTORS AND EXECUTIVE OFFICERS OF IPC

    DIRECTORS OF IPC. The following table sets forth information concerning the directors of IPC, each of whom is a citizen of the United States.

                                                                     OTHER MATERIAL POSITIONS
  NAME AND ADDRESS*              PRESENT PRINCIPAL OCCUPATION          IN THE PAST 5 YEARS
  -----------------            --------------------------------  --------------------------------
  C. L. Watson............     Chairman of the Board and Chief   Director of Baker Hughes
                               Executive Officer of Dynegy and   Incorporated; founded Natural
                               Chief Executive Officer of        Gas Clearinghouse, a predecessor
                               Illinova                          of Dynegy, in 1985 and served as
                                                                 President and Chief Executive
                                                                 Officer from 1985 to 1995;
                                                                 member of Clearinghouse
                                                                 Management Committee from 1985
                                                                 to 1995 (elected Chairman in
                                                                 1989).

  Stephen W. Bergstrom....     Chief Executive Officer of IPC,   Director of Dynegy and President
                               President and Chief Operating     of Dynegy Marketing and Trade
                               Officer of Dynegy and Executive   (f/ k/a Clearinghouse) since
                               Vice President of Illinova        1995; Executive Vice President
                                                                 and member of Clearinghouse
                                                                 Management Committee from 1989
                                                                 to 1995.

  Larry F. Altenbaumer....     President of IPC and Illinova     Senior Vice President and Chief
                               and Senior Vice President of      Financial Officer of IPC from
                               Dynegy                            1992 to September 1999; Senior
                                                                 Vice President, Chief Financial
                                                                 Officer, Treasurer and
                                                                 Controller of Illinova from
                                                                 June 1994 to September 1999.

  Robert D. Doty..........     Chief Financial Officer and       Various accounting and finance
                               Executive Vice President of IPC   positions with Dynegy from 1991
                               and Illinova and Executive Vice   to May 2000; previously with
                               President and Chief Financial     Andersen.
                               Officer of Dynegy

  Kenneth E. Randolph.....     Executive Vice President and      Management Committee member of
                               General Counsel of Dynegy         Clearinghouse from May 1989 to
                                                                 February 1994; managed
                                                                 Clearinghouse's marketing
                                                                 operations in the western and
                                                                 northwestern U.S. from
                                                                 July 1984 to July 1987;
                                                                 previously associated with Akin,
                                                                 Gump, Strauss, Hauer &
                                                                 Feld, L.L.P.

------------------------

* The address for each director of IPC is c/o Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002.

    EXECUTIVE OFFICERS OF IPC. The following table sets forth information concerning the executive officers of IPC, each of whom is a citizen of the United States.

                                                                     OTHER MATERIAL POSITIONS
  NAME AND ADDRESS*              PRESENT PRINCIPAL OCCUPATION          IN THE PAST 5 YEARS
  -----------------            --------------------------------  --------------------------------
  Stephen W. Bergstrom....     See "Directors of IPC" above.     See "Directors of IPC" above.

  Larry F. Altenbaumer....     See "Directors of IPC" above.     See "Directors of IPC" above.

  David W. Butts..........     Executive Vice President of IPC   Chief Operating Officer of
                               and Senior Vice President of      Illinois Power from
                               Dynegy and Illinova               September 1999 to June 2001;
                                                                 President of Illinova Energy
                                                                 Partners from February 1998 to
                                                                 September 1999; President of
                                                                 Illinova Generating Company from
                                                                 November 1993 to August 1995.

  Robert D. Doty..........     See "Directors of IPC" above.     See "Directors of IPC" above.

  Kathryn L. Patton.......     Senior Vice President, General    Vice President, General Counsel
                               Counsel and Secretary of IPC,     and Secretary of IPC and
                               Vice President and Assistant      Illinova from February 2000 to
                               General Counsel of Dynegy and     July 2001; Senior Director and
                               Secretary of Illinova             Regulatory Counsel of Dynegy
                                                                 from March 1999 to
                                                                 February 2000; Director and
                                                                 Regulatory Counsel of Dynegy
                                                                 from May 1995 to March 1999.

  Peggy E. Carter.........     Vice President and Controller of  Served IPC in various capacities
                               IPC                               from 1985 to 1999, including
                                                                 Business Leader (accounting
                                                                 department) from August 1994 to
                                                                 November 1999.

------------------------

* The address for each executive officer of IPC is c/o Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002.

DIRECTORS AND EXECUTIVE OFFICERS OF ILLINOVA

    DIRECTORS OF ILLINOVA. The following table sets forth information concerning the directors of Illinova, each of whom is a citizen of the United States.

                                                                     OTHER MATERIAL POSITIONS
  NAME AND ADDRESS*              PRESENT PRINCIPAL OCCUPATION          IN THE PAST 5 YEARS
  -----------------            --------------------------------  --------------------------------
  C. L. Watson............     See "Directors of IPC" above.     See "Directors of IPC" above.

  Stephen W. Bergstrom....     See "Directors of IPC" above.     See "Directors of IPC" above.

  Robert D. Doty..........     See "Directors of IPC" above.     See "Directors of IPC" above.

------------------------

* The address for each director of Illinova is c/o Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002.

    EXECUTIVE OFFICERS OF ILLINOVA. The following table sets forth information concerning the executive officers of Illinova, each of whom is a citizen of the United States.

                                                                     OTHER MATERIAL POSITIONS
  NAME AND ADDRESS               PRESENT PRINCIPAL OCCUPATION          IN THE PAST 5 YEARS
  ----------------             --------------------------------  --------------------------------
  C. L. Watson............     See "Directors of IPC" above.     See "Directors of IPC" above.

  Stephen W. Bergstrom....     See "Directors of IPC" above.     See "Directors of IPC" above.

  Larry F. Altenbaumer....     See "Directors of IPC" above.     See "Directors of IPC" above.

  David W. Butts..........     See "Officers of IPC" above.      See "Officers of IPC" above.

  Robert D. Doty..........     See "Directors of IPC" above.     See "Directors of IPC" above.

  Kathryn L. Patton.......     See "Officers of IPC" above.      See "Officers of IPC" above.

------------------------

* The address for each executive officer of Illinova is c/o Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002.

DIRECTORS AND EXECUTIVE OFFICERS OF DYNEGY

    The information concerning Dynegy's directors and executive officers contained in Dynegy's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2001 is hereby incorporated by reference.

        THE DEPOSITARY FOR THE TENDER OFFER AND CONSENT SOLICITATION IS:

                          MELLON INVESTOR SERVICES LLC
                               85 Challenger Road
                           Ridgefield Park, NJ 07660
                                  FAX NUMBER:
                                 (201) 296-4293
                             FOR FAX CONFIRMATION:
                                 (201) 296-4680

          BY MAIL:                       BY HAND:                 BY OVERNIGHT COURIER:
        P.O. Box 3301             120 Broadway 13th Floor          85 Challenger Road
 South Hackensack, NJ 07606         New York, NY 10271              Mail Stop--Reorg
    Attn: Reorganization           Attn: Reorganization         Ridgefield Park, NJ 07660
            Department                     Department

    Questions regarding how to tender or consent and requests for additional copies of this document, the applicable letter of transmittal and consent, or other documents related to the tender offer or consent solicitation should be directed to the information agent.

    THE INFORMATION AGENT FOR THE TENDER OFFER AND CONSENT SOLICITATION IS:

                          MELLON INVESTOR SERVICES LLC
                           44 Wall Street, 7th Floor
                               New York, NY 10005
                         FOR INFORMATION BY TELEPHONE:
                                 (800) 982-7650

    Questions regarding the terms of the tender offer or the consent solicitation should be directed to the dealer manager/solicitation agent.

     THE DEALER MANAGER FOR THE TENDER OFFER AND THE SOLICITATION AGENT FOR THE
                            CONSENT SOLICITATION IS:

                              MERRILL LYNCH & CO.
                          95 Greene Street, 3rd Floor
                         Jersey City, New Jersey 07302
                     Attention: Liability Management Group
                                 (800) 432-9558

                       LETTER OF TRANSMITTAL AND CONSENT
                     TO ACCOMPANY SHARES OF       % SERIES
                     CUMULATIVE PREFERRED STOCK, PAR VALUE
                    $50 PER SHARE, CUSIP NUMBER 452092
                                       OF
                             ILLINOIS POWER COMPANY
                         TENDERED PURSUANT TO THE OFFER
                           TO PURCHASE FOR CASH AT A
                       PURCHASE PRICE OF $      PER SHARE
                                       BY
                              ILLINOVA CORPORATION
                      AND/OR VOTED PURSUANT TO THE CONSENT
                                  STATEMENT OF
                             ILLINOIS POWER COMPANY

RETURN THIS FORM (WITH YOUR STOCK CERTIFICATE(S), IF APPLICABLE) IN THE ENCLOSED ENVELOPE TO MELLON INVESTOR SERVICES LLC, ATTN: REORGANIZATION DEPARTMENT, AS INDICATED BELOW:

BY MAIL:  Post Office Box 331, South Hackensack, NJ 07606
BY HAND:  120 Broadway, 13th Floor, New York, NY 10271
BY OVERNIGHT DELIVERY:  85 Challenger Road, MD-Reorg, Ridgefield Park, NJ 07660

THE OFFER AND WITHDRAWAL RIGHT WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
      , UNLESS THE OFFER IS EXTENDED.
YOUR CONSENT IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ILLINOIS POWER COMPANY.

DIRECT ANY QUESTIONS TO MELLON INVESTOR SERVICES LLC AT 1-800-982-7650.
--------------------------------------------------------------------------------
1. DESCRIPTION OF SHARES TENDERED AND/OR WITH RESPECT TO WHICH CONSENTS ARE GRANTED (ATTACHED ADDITIONAL SIGNED AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY, IF NECESSARY.)
--------------------------------------------------------------------------------

                                                                                                        TOTAL NUMBER OF SHARES
                                                                                                     TENDERED AND/OR WITH RESPECT
                                                     CERTIFICATE         TOTAL NUMBER OF SHARES         TO WHICH CONSENTS ARE
                                                     NUMBER(S)*      REPRESENTED BY CERTIFICATE(S)*           GRANTED**
                                                  -----------------         -----------------              -----------------
                                                  -----------------         -----------------              -----------------
                                                  -----------------         -----------------              -----------------
                                                  -----------------         -----------------              -----------------
                                                  -----------------         -----------------              -----------------
                                                                                                     TOTAL

/ /  CHECK HERE IF TENDERED SHARES ARE ENCLOSED HEREWITH.

IF YOU ARE NOT TENDERING, DO NOT SEND CERTIFICATES OR EFFECT A BOOK-ENTRY TRANSFER OF YOUR SHARES.
IF YOU ARE TENDERING SHARES PURSUANT TO THIS LETTER OF TRANSMITTAL AND CONSENT, YOU MUST RETURN A DULY COMPLETED, VALID AND UNREVOKED CONSENT INDICATING A GRANT OF CONSENT TO THE PROPOSED AMENDMENT.
-------------------
*   NEED NOT BE COMPLETED BY SHAREHOLDERS TENDERING BY BOOK-ENTRY TRANSFER.
** UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT (I) ALL SHARES REPRESENTED BY ANY CERTIFICATE DELIVERED TO THE DEPOSITARY ARE BEING TENDERED AND (II) CONSENTS ARE BEING GRANTED WITH RESPECT TO ALL SHARES REPRESENTED BY ANY CERTIFICATE SPECIFIED ABOVE. CONSENT MUST BE GRANTED WITH RESPECT TO ALL TENDERED SHARES. SEE INSTRUCTION 3.

If any of your certificate(s) for shares have been lost, stolen or destroyed, please complete the affidavit of lost or destroyed certificate(s) and agreement of is indemnity in Section 9. You may be required to pay a indemnity bond premium fee.

--------------------------------------------------------------------------------
2.  ELIGIBLE INSTITUTIONS OR BROKERS MUST COMPLETE THE FOLLOWING IF APPLICABLE:

--------------------------------------------------------------------------------

NOTE: THIS LETTER OF TRANSMITTAL AND CONSENT MAY RELATE TO ONLY ONE DELIVERY BY BOOK ENTRY TRANSFER, AND THUS ONLY ONE VOI NUMBER MAY BE SUPPLIED BELOW. SEPARATE LETTERS OF TRANSMITTAL AND CONSENT MUST BE USED FOR EACH DELIVERY BY BOOK ENTRY TRANSFER.

/ /  TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER

    Name of tendering institution ______________________________________________

    Account No. at DTC _________________________________________________________

    VOI No. (only one) _________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4.  REQUIRED SIGNATURES

--------------------------------------------------------------------------------

All shareholders must sign below. The shareholder whose Social Security Number or Employer Identification Number appears below must sign the W-9 Certification.

X ______________________________________________________________________________
Signature of Shareholder                                                Date

X ______________________________________________________________________________
Signature of Shareholder                                                Date

(if joint account)

________________________________________________________________________________
Daytime Phone Number, Including Area Code:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5.  SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER:

--------------------------------------------------------------------------------

W-9 CERTIFICATION--I certify under penalties of perjury that the number shown above is my correct Taxpayer Identification Number (TIN), that I have entered the correct TIN or that I am waiting for a TIN to be issued to me and I am not subject to withholding. If I fail to furnish my correct TIN, I may be subject to a penalty by the IRS. Also, such a failure would result in backup withholding of a portion of any payment made to me.
X ________________________________________________________________________, 2001
Signature of shareholder whose                                          Date
Social Security Number or Employer
Identification Number is shown in this box

--------------------------------------------------------------------------------
7.  SPECIAL DELIVERY INSTRUCTIONS
--------------------------------------------------------------------------------

Any check that you receive in the tender offer will be issued in the name(s) printed in Section 1 unless you indicate a different name(s) below. If you indicate a different name(s), your signature and a signature guarantee are required, and the Substitute Form W-9 in Section 10 must be completed by the new shareholder.

________________________________________________________________________________
NAME

________________________________________________________________________________
NAME (If Joint)

________________________________________________________________________________
ADDRESS

________________________________________________________________________________
CITY-STATE-ZIP

________________________________________________________________________________
AUTHORIZED SIGNATURE(S)

PLACE MEDALLION
SIGNATURE GUARANTEE HERE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3.                                  CONSENT FORM

--------------------------------------------------------------------------------

The undersigned, the holder of record as of [            ], 2001 (the "Record
Date") of the shares listed above in the box designated "Description of shares tendered and/or with respect to which consents are granted" (or having obtained an irrevocable proxy from the holder of record as of the Record Date) hereby acknowledges receipt of the Offer to Purchase and Consent Statement, dated
[            ], 2001, and related letter of transmittal and consent and consents without a meeting, pursuant to Illinois Power Company's ("IPC") Articles of Incorporation (the "Articles") with respect to all of such shares, to the adoption of the following proposed amendment.

     THE BOARD OF DIRECTORS URGES YOU TO CONSENT TO THE PROPOSED AMENDMENT.

THE PROPOSED AMENDMENT: Consent to amend the Articles as set forth in the Offer
to Purchase and Consent Statement, dated [            ], 2001. Reference is
hereby made to the full text of the provision of the Articles to be deleted as set forth in Appendix A to the Offer to Purchase and Consent Statement, which is incorporated herein by reference. The Articles shall be amended to delete
Article V, Section (1)(f)(1), which currently limits IPC's ability to issue or assume unsecured debt.

/ / CONSENT                    / / WITHHOLD CONSENT                   / / ABSTAIN

Indicate your vote by an (X).

IF YOU EXECUTE AND DATE BUT DO NOT MARK THIS LETTER OF TRANSMITTAL AND CONSENT WITH RESPECT TO THE PROPOSED AMENDMENT, YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT.

IF YOU ARE TENDERING SHARES HEREWITH, YOU MUST NOT MARK EITHER THE BOX LABELED "WITHHOLD CONSENT" OR THE BOX LABELED "ABSTAIN" OR YOUR TENDER WILL BE INVALID, AND YOUR SHARES WILL NOT BE ACCEPTED FOR PAYMENT BY ILLINOVA CORPORATION.

Any holder of shares held of record as of the Record Date in the name of another holder must establish to the satisfaction of Illinova Corporation and IPC such holder's entitlement to exercise or transfer this consent. This will require an irrevocable proxy by such record holder to and from each successive transferee, including the holder, with each signature guaranteed by an eligible institution (as described in the Offer to Purchase and Consent Statement). A form of irrevocable proxy has been provided herewith.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6.  GUARANTEE OF SIGNATURES

--------------------------------------------------------------------------------

X ______________________________________________________________________________
AUTHORIZED SIGNATURE

________________________________________________________________________________
NAME

________________________________________________________________________________
NAME OF FIRM

________________________________________________________________________________
ADDRESS OF FIRM

________________________________________________________________________________
AREA CODE AND TELEPHONE NO.

___________________________________________, 2001.
DATED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8.  SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

--------------------------------------------------------------------------------

A check will be mailed to the person and address shown in Section 1 (or the person and address in Section 7, if completed) unless you indicate a different address below:

________________________________________________________________________________
NAME

________________________________________________________________________________
ADDRESS

________________________________________________________________________________
CITY-STATE-ZIP

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
9   AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF
INDEMNITY
    THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED.

---------------------------------------------------------------------------------------------------------------
Complete this Section ONLY if you cannot locate some or all of your stock certificate(s) for your % series cumulative preferred stock, par value $50 per share. Please print clearly.

---------------------------------------------------------------------------------------------------------------
TOTAL SHARES LOST                                                        Taxpayer ID or Social Security Number

----------------------------------------------------------------------
Please Fill In Certificate No(s).   Number of Shares of Preferred
If Known                            Stock

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------
                  Attach separate schedule if needed

----------------------------------------------------------------------

By signing this form I/we swear, depose and state that I/we am/are the lawful owner of the certificate(s) hereinafter referred to as the "securities" described in the enclosed letter of transmittal and consent. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned or otherwise disposed of. I/we have made a diligent search for the securities and have been unable to find it or them and make this affidavit for the purpose of inducing the sale/exchange, redemption or cancellation of the securities, as outlined in the letter of transmittal and consent without the surrender of the original securities, and also to request and induce the Federal Insurance Company to provide suretyship for me/us to cover the missing certificate(s) under its Blanket Bond # 8302-00-67. I/we agree to surrender the securities for cancellation should I/we, at any time, find the securities.

I/we hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Illinois Power Company, Illinova Corporation, Dynegy Inc. and Mellon Investor Services LLC, and any other party to the transaction from and against and and all loss, costs, and damages including court cost and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/we agree that the foregoing is to become part of Blank Bond # 8302-00-67 underwritten by the Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and also shall be subject to civil penalties as prescribed by law.

X Signed by Affiant (shareholder) _______________ on this (date) _______________
                                        (Deponent) (indemnitor) (Heirs
Individually)                             Month          Day          Year

Social Security # ________________ Date ________________ Notary ________________

                LOST SECURITIES PREMIUM/SERVICE FEE CALCULATION

1. Enter the number of shares that are lost: ________________ x $____________ = $______________ Share Value*
    *IF THE SHARE VALUE EXCEEDS $500,000, OR IF THE SHAREHOLDER IS FOREIGN OR DECEASED, DO NOT CONTINUE WITH CALCULATION.
    Contact Mellon Investor Services at 1-800-982-1650.
2.  If the value is under $1,000, there is a $25.00 service fee only
3.  If the value is greater than $1,000: $______________________________ x .02 =
    $____________________________ Surety Premium
                                                                   (INSERT SHARE
    VALUE FROM ITEM #1)
    Add $25.00 for service fee
    TOTAL AMOUNT DUE (ADD SURETY PREMIUM PLUS SERVICE FEE) $____________________ Please make all checks payable to: Mellon Investor Services LLC. Any checks over $250.00 must be in the form of a certified check, cashier's check, or money order. Please forward your signed check, along with this letter of transmittal and consent, to Mellon Investor Services.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
10 You must complete this Substitute Form W-9 only if you complete Section 7 or if the tax identification number shown in Section 6 is incorrect or missing. Page references in this Section 10 refer to the IRS instructions for Form W-9.

---------------------------------------------------------------------------------------------------------------
                                     PAYOR: MELLON INVESTOR SERVICES LLC

---------------------------------------------------------------------------------------------------------------
SUBSTITUTE FORM W-9
DEPARTMENT OF THE                     REQUEST FOR TAXPAYER IDENTIFICATION    GIVE FORM TO THE
TREASURY                                   NUMBER AND CERTIFICATION          REQUESTER. DO NOT
INTERNAL REVENUE SERVICE                                                     SEND TO THE IRS
---------------------------------------------------------------------------------------------------------------

           Name (if a joint account or you changed your name, see
           Specific Instructions on page 9)
           ------------------------------------------------------------
 PLEASE    Business name, if different from above (See Specific
           Instructions on page 9)
  PRINT
   OR      ------------------------------------------------------------
  TYPE     Check appropriate box:          / / Individual/Sole
           Proprietor          / / Corporation          / / Partnership          / / Other

           ------------------------------------------------------------
           Address (number, street, and apt. or suite no.)

-----------------------------------------------------------------------
           City, state, and zip code

-----------------------------------------------------------------------
 PART I    TAXPAYER IDENTIFICATION NUMBER (TIN)

           Name (if a joint account or you changed your name, see
           Specific Instructions on page 9)
           ------------------------------------------------------------  -----------------------------------------------------------
-
 PLEASE
  PRINT
   OR      ------------------------------------------------------------  -----------------------------------------------------------
-
  TYPE
           ------------------------------------------------------------  -----------------------------------------------------------
-
           REQUESTER'S NAME AND ADDRESS (OPTIONAL)
-----------------------------------------------------------------------
-----------------------------------------------------------------------   ----------------------------------------------------------
--
 PART I

----------------------------------------------------------------------------------------------------
Enter your TIN in the appropriate box. For
individuals, this is your Social Security Number
(SSN). However, if you are a resident alien or a   -------------------------------------------------
sole proprietor, see the instructions on page 2.                Social Security Number
For other entities, it is your Employer
Identification Number (EIN). If you do not have a                         OR
number, see How to get a TIN on page 2. Note: If
the account is in more than one name, see the
chart on page 2 for guidelines on whose number to  -------------------------------------------------
enter.                                                      Employer Identification Number
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Enter your TIN in the appropriate box. For                                                            List account number(s) here
individuals, this is your Social Security Number                                                      (optional)
(SSN). However, if you are a resident alien or a   -------------------------------------------------
sole proprietor, see the instructions on page 2.                Social Security Number                ------------------------------
-------------------
For other entities, it is your Employer
Identification Number (EIN). If you do not have a                         OR
number, see How to get a TIN on page 2. Note: If
the account is in more than one name, see the
chart on page 2 for guidelines on whose number to  -------------------------------------------------  PART II  For Payees Exempt
enter.                                                      Employer Identification Number            from Backup Withholding
                                                   (See the instructions
                                                   on page 10)

                                                   -------------------------------------------------
----------------------------------------------------------------------------------------------------

PART III CERTIFICATION

--------------------------------------------------------------------------------
Under penalties of perjury, I certify that

1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien). CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

--------------------------------------------------------------------------------

  SIGN     SIGNATURE                                                     DATE
  HERE

--------------------------------------------------------------------------------

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

    You should carefully read the instructions accompanying this letter of transmittal and consent before completing it. If you have any questions, have
not received the Offer to Purchase and Consent Statement, dated             , or
other documents pertaining to the tender offer or need assistance in completing this letter of transmittal and consent, please contact Mellon Investor
Services LLC, the depositary and information agent, at (800) 982-7650.

    If you wish to tender your shares in the tender offer, you must grant your consent to the proposed amendment to the articles of incorporation of Illinois Power Company, or IPC, as described in the Offer to Purchase and Consent Statement. The tender offer is conditioned upon, among other things, the proposed amendment being approved by the holders of at least two-thirds of the outstanding preferred stock. It is not necessary to tender shares to consent to the proposed amendment. Set forth above is a form for granting such consent.

    If you become a holder of record of shares after             , 2001, the
record date for the consent solicitation, to grant your consent to the proposed amendment, and validly tender your shares in the tender offer, you must obtain and submit with your tender an irrevocable proxy from the holder of record of such shares as of the record date. Included in the materials you received is a form that you may use to obtain such an irrevocable proxy. If you acquire shares after the record date, you will be unable to tender those shares if you cannot obtain an irrevocable proxy from the holder of record of such shares as of the record date.

    If you do not tender your shares in the tender offer but validly grant a consent to the proposed amendment with respect to such shares, IPC will make a
special cash payment to you of $            for each such share if IPC's
preferred shareholders approve the proposed amendment. To receive the special cash payment, you must return your consent by the expiration date. If you validly tender your shares, you will be entitled only to the purchase price per share set forth above and will not be entitled to the special cash payment.

    Note: Signatures must be provided herein. Please read the accompanying instructions carefully.

    Note: If you are consenting to the proposed amendment but not tendering shares, do not send any share certificates with this letter of transmittal and consent. You must use this letter of transmittal and consent if you wish to grant consent to the proposed amendment without tendering shares.

    Note: In addition to broker non-votes, the following actions will have the same effect as withholding consent to the proposed amendment:

    - failing to execute, date and return a letter of transmittal and consent;
      or

    - executing, dating and returning a letter of transmittal and consent marked "WITHHOLD CONSENT" or "ABSTAIN" as to the proposed amendment.

If you return a letter of transmittal and consent which is executed and dated but not marked with respect to the proposed amendment, you will be deemed to have consented to the proposed amendment.

            ATTENTION DEPOSITORY TRUST COMPANY ("DTC") PARTICIPANTS

    This letter of transmittal and consent may relate to only one delivery by book-entry transfer, and thus only one VOI Number may be supplied in the space provided. Separate letters of transmittal and consent must be used for each delivery by book-entry transfer.

    This letter of transmittal and consent must be completed and delivered to the depositary prior to the expiration date even if delivery of tendered shares is to be made by book-entry transfer to the depositary's account at DTC. This letter of transmittal and consent may be submitted by facsimile transmission.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

    The undersigned hereby tenders to Illinova Corporation, and/or consents with respect to, the shares in the amount set forth in the box above designated "Description of Shares Tendered and/or with Respect to Which Consents are Granted" pursuant to Illinova's offer to purchase any and all of the outstanding shares of the series of cumulative preferred stock of Illinois Power Company, or IPC, and/or the related consent solicitation by IPC, as applicable, as to which this letter of transmittal and consent relates, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Statement, dated
      , 2001, receipt of which is hereby acknowledged, and in this letter of transmittal and consent.

    If tendering shares herewith, subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith in accordance with the terms and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Illinova all right, title and interest in and to all the shares that are being tendered herewith and all dividends, distributions and rights declared, paid or distributed in respect of such shares on and after the commencement date of the tender offer, other than the regular quarterly dividend paid on November 1, 2001 (all such dividends, distributions and rights, other than the November 1, 2001 dividend being referred to herein as "distributions") and hereby constitutes and appoints the depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares (and all distributions), with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:

    - deliver certificates for such shares (and all distributions), or transfer ownership of such shares (and all distributions) on the account books maintained by the book-entry transfer facility, together, in any such case with all accompanying evidences of transfer and authenticity, to or upon the order of Illinova,

    - present such shares (and all distributions) for registration and transfer on the books of IPC; and

    - receive all benefits and otherwise exercise all rights of beneficial ownership of such shares (and all distributions), all in accordance with the terms of the tender offer.

    If tendering shares herewith, the undersigned hereby irrevocably appoints the designees of Illinova, and each of them, as the attorney-in-fact and proxy of the undersigned, each with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to all shares tendered hereby and accepted for payment and paid for by Illinova (and any distributions), including, without limitation, the right to vote such shares (and any distributions) in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper. All such powers of attorney and proxies, being deemed to be irrevocable, shall be considered coupled with an interest in the shares tendered with this letter of transmittal and consent. Such appointment will be effective if, when, and only to the extent that, Illinova accepts such shares for payment pursuant to the tender offer. Upon such acceptance for payment, all prior powers of attorney, proxies and consents (other than the consent to the proposed amendment given pursuant to this letter of transmittal and consent) given by the undersigned with respect to such shares (and any distributions) will be revoked, without further action, and no subsequent powers of attorneys and proxies may be given with respect thereto (and, if given, will be deemed ineffective). The designees of Illinova will, with respect to the shares (and any distributions) for which such appointment is effective, be empowered to exercise all voting and other rights (other than the consent to the proposed amendment given pursuant to this letter of transmittal and consent) of the undersigned with respect to such shares (and any distributions) as they in their sole discretion may deem proper at any meeting of IPC's shareholders, or any adjournment or postponement thereof, or by consent in lieu of any such meeting or otherwise. Illinova reserves the absolute right to require that, in order for shares to be deemed validly tendered, immediately upon the acceptance for payment of such shares, Illinova or its designees are able to exercise full voting rights (other than the consent to the proposed amendment given pursuant to this letter of transmittal) with respect to such shares (and any distributions), including voting at any meeting of stockholders then scheduled.

    The depositary will act as agent for tendering shareholders for the purpose of receiving payment from Illinova and transmitting payment to tendering shareholders.

    The depositary also will act as agent for shareholders who do not tender shares but consent to the proposed amendment for the purpose of receiving special cash payments from IPC and transmitting such payments to such shareholders.

    If tendering shares herewith, the undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered herewith and that, when and to the extent Illinova accepts for payment, Illinova will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and they will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the depositary, Illinova or IPC to be desirable to complete the sale, assignment and transfer of the shares tendered herewith and/or to grant the consent given hereby.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to consent to the proposed amendment of the articles of incorporation of IPC, as described in Offer to Purchase and Consent Statement, with respect to all shares referred to above in the box designated "Description of Shares Tendered and/or with Respect to Which Consents are Granted."

    All authority herein conferred or agreed to be conferred shall not be affected by and shall survive the death, bankruptcy or incapacity of the undersigned, and any obligations of the undersigned hereunder shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the undersigned. Except as stated in the tender offer, this tender is irrevocable.

    The undersigned understands that tenders of shares pursuant to any one of the procedures described under the heading "Terms of the Tender Offer--Procedure for Tendering Shares" in the Offer to Purchase and Consent Statement and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the tender offer. Illinova's acceptance for payment of shares tendered pursuant to the offer will constitute a binding agreement between the undersigned and Illinova upon the terms and subject to the conditions of the tender offer.

    The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase and Consent Statement, Illinova may terminate or amend the tender offer or may not be required to purchase any of the shares tendered hereby, if any. In any such event, the undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned.

    Unless otherwise indicated in the box above under the heading "Special Transfer or Payment Instructions," please issue the check for the purchase price of any shares purchased or the special cash payment, as applicable, and/or return any shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of shares tendered by book-entry transfer, by credit to the account of the undersigned at the book-entry transfer facility). Similarly, unless otherwise indicated in the box above under the heading "Special Delivery Instructions," please mail the check for the purchase price of any shares purchased or the special cash payment, as applicable, and/or any certificate for shares not tendered or not purchased (and accompanying documents, as appropriate), to the undersigned at the address shown below the undersigned's signature(s). If both "Special Transfer or Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any shares purchased or the special cash payment, as applicable, and/or return any shares not tendered or not purchased in the name(s) of, and mail said check and/or any certificates to, the person(s) so indicated. The undersigned recognizes that IPC has no obligation, pursuant to the "Special Transfer or Payment Instructions," to transfer any shares from the name of the holders of record thereof if Illinova does not accept for purchase any of the shares so tendered.

                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

    1. GUARANTEE OF SIGNATURES. In general, all signatures on this letter of transmittal and consent must be guaranteed by a firm that is a member of a registered national securities exchange or the NASD, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved signature guarantee medallion program (each of the foregoing being referred to as an "eligible institution"). However, signatures on this letter of transmittal and consent need not be guaranteed if (a) this letter of transmittal and consent is signed by the registered owner of the shares tendered herewith and such owner has not completed the box entitled "Special Transfer or Payment Instructions" or the box entitled "Special Delivery Instructions" on this letter of transmittal and consent, (b) such shares are tendered for the account of an eligible institution, or (c) this letter of transmittal and consent is being used solely for the purpose of granting a consent with respect to shares which are not being tendered pursuant to the tender offer. See Instruction 5.

    2.  DELIVERY OF LETTER OF TRANSMITTAL AND CONSENT AND DELIVERY OF
SHARES.  This letter of transmittal and consent is to be used if
(a) certificates are to be forwarded herewith, (b) delivery of shares is to be made by book-entry transfer pursuant to the procedures set forth under the heading "Terms of the Tender Offer--Procedure for Tendering Shares" in the Offer to Purchase and Consent Statement and/ or (c) consents are being granted hereby with respect to the proposed amendment. To validly tender, certificates for all physically delivered shares, or a confirmation of a book-entry transfer into the depositary's account at the book-entry transfer facility of all shares delivered electronically, as well as a properly completed and duly executed letter of transmittal and consent, and any other documents required by this letter of transmittal and consent, must be received by the depositary at one of its addresses set forth on the front page of this letter of transmittal and consent on or prior to the expiration date. If a broker, dealer, commercial bank, trust company or nominee holds your shares, you must contact them if you desire to tender, or to consent to the proposed amendment without tendering, shares.

    THE METHOD OF DELIVERY OF SHARES (IF TENDERING), OF THIS LETTER OF TRANSMITTAL AND CONSENT AND OF ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. BECAUSE IT IS THE TIME OF RECEIPT, NOT THE TIME OF MAILING, WHICH DETERMINES WHETHER A TENDER HAS BEEN MADE OR CONSENT HAS BEEN GRANTED PRIOR TO THE EXPIRATION DATE, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.

    No alternative, conditional or contingent tenders will be accepted. See "Terms of the Tender Offer--Number of Shares; Purchase Prices" in the Offer to Purchase and Consent Statement. By executing this letter of transmittal and consent, you waive any right to receive any notice of the acceptance for payment of the shares.

    3. CONSENTING. If you wish to tender your shares pursuant to the tender offer, you must submit a duly completed, valid and unrevoked consent to the proposed amendment. However, it is not necessary to tender your shares to consent to the proposed amendment of IPC's articles of incorporation, as described in the Offer to Purchase and Consent Statement. The tender offer is conditioned upon, among other things, the approval of the proposed amendment. If this letter of transmittal and consent is executed and dated but not marked with respect to the proposed amendment, the shareholder will be deemed to have consented to the proposed amendment. The tender offer is being sent to all persons in whose names shares are registered on the books of IPC as
of the close of business on       , 2001 as well as to all persons in whose name
shares are registered on the books of IPC as of the record date. If you become holder of record of shares after the record date and you wish to tender your shares, you must obtain and submit with your tender an irrevocable proxy from the holder of record as of the record date to grant your consent to the proposed amendment. If your shares were held of record as of the record date in the name of another, you must establish to IPC's satisfaction your entitlement to exercise or transfer such consent. This will ordinarily require an irrevocable proxy by such record holder to and from each successive transferee, including the holder, with each signature guaranteed by an eligible institution. See Instruction 5. A form that may be used to obtain such irrevocable proxy is included in the materials you received. If you acquire shares after the record date, you will be unable to tender your shares if you cannot obtain an irrevocable proxy from the holder of record of such shares as of the record date.

    4. PARTIAL TENDER AND/OR CONSENT (Not applicable to shareholders who tender by book-entry transfer). If fewer than all the shares represented by any certificate delivered to the depositary are to be tendered or consents are being granted with respect to fewer than all the shares represented by any certificate specified herein, fill in the number of shares that are to be tendered and/or with respect to which consents are being granted in the box above under the heading "Description of shares tendered and/or with respect to which consents are granted." In the case of shares tendered, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this letter of transmittal and consent, unless otherwise provided in the box above under the heading "Special Transfer or Payment Instructions" or "Special Delivery Instructions," as promptly as practicable following the expiration or termination of the tender offer. All shares represented by certificates delivered to the depositary will be deemed to have been tendered and consents will be deemed to have been granted in respect of such shares, unless otherwise indicated.

    5. SIGNATURES ON THIS LETTER OF TRANSMITTAL AND CONSENT; STOCK POWERS AND ENDORSEMENTS. If this letter of transmittal and consent is signed by the holder(s) of record of the shares referred to herein, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

    If any of the shares tendered or with respect to which consents are granted under this letter of transmittal and consent are held of record by two or more persons, all such persons must sign the letter of transmittal and consent.

    If any of the shares tendered or with respect to which consents are granted under this letter of transmittal and consent are registered in different names on different certificates, you must complete, sign and submit as many separate such documents as there are different registrations on certificates.

    If this letter of transmittal and consent is signed by the holder(s) of record of the shares referred to herein, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made to, or shares not tendered or not purchased are to be registered in the name of, any person other than the holder(s) of record. Signatures on any certificates or stock powers must be guaranteed by an eligible institution. See Instruction 1.

    If shares are tendered herewith and this letter of transmittal and consent is signed by a person other than the holder(s) of record of the shares tendered herewith, such shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the holder(s) of record appear(s) on the certificates or position listing for such shares. Signature(s) on any such certificate or stock powers must be guaranteed by an eligible institution. See Instruction 1.

    If the letter of transmittal and consent or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Illinova and IPC of the authority of such persons to act must be submitted.

    6. STOCK TRANSFER TAXES. Except as set forth in this Instruction 6, Illinova will pay all stock transfer taxes, if any, payable on account of the acquisition of shares by Illinova pursuant to the tender offer. If, however, payment of the purchase price or the special cash payment, as applicable, is to be made to, or shares not tendered or not purchased are to be registered in the name of, any person other than the registered owner, or if tendered shares are registered in the name of any person other than the person signing this letter of transmittal and consent, the amount of any stock transfer or other taxes (whether imposed on the registered owner, such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom is submitted. See "Terms of the Tender Offer--Acceptance of Shares for Payment and Payment of Purchase Price" in the offer to purchase and consent statement. EXCEPT AS PROVIDED IN THIS INSTRUCTION 6, IT WILL NOT BE NECESSARY TO AFFIX TRANSFER TAX STAMPS TO THE CERTIFICATES REPRESENTING SHARES TENDERED HEREBY.

    7. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the check for the purchase price of any shares purchased is to be issued in the name of, any shares not tendered or not purchased are to be returned to, or the check for the special cash payment is to be issued in the name of, a person other than the person(s) signing this letter of transmittal and consent or if such check and/or any certificate for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this letter of transmittal and consent or to an address other than that shown in the box above under the heading "Name(s) and Address(es) of Holder(s) of record," then the "Special Transfer or Payment Instructions" and/or "Special Delivery Instructions" on this letter of transmittal and consent must be completed. If you are tendering your shares by book-entry transfer, any shares not accepted for payment will be returned by crediting the account maintained by you at the book-entry transfer facility.

    8. SUBSTITUTE FORM W-9 AND FORM IRS W-8BEN. If you are tendering your shares and granting your consent to the proposed amendment or if you are granting your consent to the proposed amendment but not tendering, you must provide the depositary with (i) in the case of a U.S. Preferred Shareholder, your correct Taxpayer Identification Number ("Taxpayer Identification Number" or "TIN") and a certification that you are not subject to backup withholding on the Substitute Form W-9 contained herein, or (ii) in the case of a Non-U.S. Preferred Shareholder, a properly completed IRS Form W-8BEN. Failure to provide the information on either Substitute Form W-9 or Form W-8BEN may subject you to a penalty imposed by the IRS and to U.S. federal income tax backup withholding on the gross amount payable at a rate of 30.5%. As used in these instructions, the terms "U.S. Preferred Shareholder" and "Non-U.S. Preferred Shareholder" have the same meaning as used in "Offer to Purchase and Consent Statement--Certain U.S. Federal Income Tax Considerations."

    9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions regarding the terms of the tender offer or the consent solicitation should be directed to Merrill Lynch & Co., the dealer manager for the tender offer and the solicitation agent for the consent solicitation, at (800) 432-9558. Questions regarding how to tender or consent and requests for additional copies of this document, the applicable letter of transmittal and consent, or other documents related to the tender offer or consent solicitation should be directed to Mellon Investor Services LLC, the depositary and information agent for the tender offer and consent solicitation, at (800) 982-7650. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer or consent solicitation.

    10. IRREGULARITIES. All questions as to the form of documents and the validity, eligibility (including the time of receipt) and acceptance for payment of any tender of shares will be determined by Illinova in its sole discretion and its determination will be final and binding. All questions as to the form and validity (including time of receipt) of consents and the eligibility for the special cash payment will be determined by IPC in its sole discretion, and its determination will be final and binding. Illinova reserves the absolute right to waive any defect or irregularity in any tender of shares or to reject any and all tenders that it determines are not in proper form or the acceptance of or payment for which may, in Illinova's opinion, be unlawful. IPC reserves the absolute right to waive any defect or irregularity in any consent or to reject any and all consents that it determines are not in proper form or the acceptance of or payment for which may, in IPC's opinion, be unlawful. Neither Illinova, IPC, the dealer manager/solicitation agent, the depositary/information agent nor any other person will be under any duty to give notice of any defect or irregularity in tenders or consents, and they will not incur any liability for failure to give any such notice.

    11. LOST, DESTROYED OR STOLEN CERTIFICATES. If any of your certificate(s) for shares have been lost, stolen or destroyed, please complete the affidavit of lost or destroyed certificate(s) in this letter of transmittal with respect to the lost certificate(s). You may be required to pay an indemnity bond premium fee. The tender of shares pursuant to this letter of transmittal and consent will not be valid unless prior to the expiration date such procedures have been completed and a replacement certificate for the shares has been delivered to the depositary. See Instruction 2.

                           IMPORTANT TAX INFORMATION

    Under U.S. federal income tax law, if your tendered shares are accepted for payment or you receive a special cash payment as a result of granting your consent to the proposed amendment, you will be required to provide the depositary (as payer) with either your correct TIN on Substitute Form W-9 or a properly completed IRS Form W-8BEN. If you are a U.S. individual, your TIN is your social security number. For businesses and other entities, the number is your federal employer identification number. If the depositary is not provided with the correct TIN or properly completed IRS Form W-8BEN, you may be subject to a penalty imposed by the IRS. In addition, payments that are made to you with respect to shares purchased pursuant to the tender offer may be subject to backup withholding tax at a rate of 30.5%.

    Certain preferred shareholders (including, among others, all corporations and certain Non-U.S. individuals) are exempt from backup withholding. If you are a corporate U.S. preferred shareholder, to qualify for such exemption, you should provide the depositary with a properly completed and executed Substitute Form W-9 attesting to its exempt status. If you are a Non-U.S. preferred shareholder and wish to qualify as an exempt recipient, you must submit to the depositary a properly completed IRS Form W-8BEN, signed under penalties of perjury, attesting to your exempt status. An IRS Form W-8BEN can be obtained from the depositary. See the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional instructions.

    If U.S. federal income tax backup withholding applies, the depositary is required to withhold 30.5% of any payments made to you. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

                             ILLINOIS POWER COMPANY
                           CUMULATIVE PREFERRED STOCK

COMPLETE ONLY IF APPLICABLE:

                       SOLICITED TENDERS AND/OR CONSENTS

    As described in the Offer to Purchase and Consent Statement, dated
            , 2001, Illinova Corporation will pay, in the amounts and on the terms and conditions set forth in the Offer to Purchase and Consent Statement, soliciting dealer fees to designated soliciting dealers (as described in the Offer to Purchase and Consent Statement).

    The above signed represents that the soliciting dealer that solicited and obtained this tender and/or consent is:

Name of Firm: __________________________________________________________________
                                 (PLEASE PRINT)

Name of Individual Broker: _____________________________________________________

Telephone Number of Broker: ____________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

                               (INCLUDE ZIP CODE)

    If shares specified in this letter of transmittal and consent are held by the above signed as custodian, specify below each beneficial owner of such shares whose tender and/or consent you have solicited. Any questions as to what constitutes beneficial ownership should be directed to the depositary. If the space below is inadequate, attach a separate signed schedule using the same format.

           NAME OF                   NUMBER OF SHARES               NUMBER OF SHARES
      BENEFICIAL OWNER              IF LESS THAN 5,000              IF 5,000 OR MORE
-----------------------------  -----------------------------  -----------------------------
-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

-----------------------------  -----------------------------  -----------------------------

    The acceptance of compensation by such soliciting dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (b) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase and Consent Statement; (c) in soliciting a tender and/or consent, it has used no solicitation materials other than those furnished by Illinova Corporation and Illinois Power Company; and (d) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

                     SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm: __________________________________________________________________________
                                 (PLEASE PRINT)

Attention: _____________________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

Phone Number: _______  Taxpayer Identification or Social Security Number: ______

    If you are not the holder of record as of the record date, you must obtain an irrevocable proxy from the holder of record as of the record date to grant your consent validly. Attached is a form of irrevocable proxy that may be used for that purpose.

--------------------------------------------------------------------------------

  PLEASE SIGN THIS TO IRREVOCABLY TRANSFER YOUR CONSENT TO A SUBSEQUENT HOLDER
  OF PREFERRED STOCK WHO WAS NOT A HOLDER OF RECORD ON             , 2001

                               IRREVOCABLE PROXY

                WITH RESPECT TO SHARES OF THE         CUMULATIVE
                    PREFERRED STOCK, PAR VALUE $50 PER SHARE

                                       OF

                             ILLINOIS POWER COMPANY

                  THE UNDERSIGNED HEREBY IRREVOCABLY APPOINTS

                            __________________________
                       (Type or print name of transferee)

as attorney and proxy, with full power of substitution, to grant consent to the proposed amendment to IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt with respect to the shares indicated below which were held of record by the undersigned as of
            , 2001.

    This proxy shall be effective whether or not the shares indicated below are tendered in the tender offer.

    This instrument supersedes and revokes any and all previous appointments of proxies or consents heretofore made by the undersigned with respect to the shares indicated below as to any and all matters. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST.

    All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors in interest and assigns of the undersigned.

    SIGNATURE ___________________________________________     DATE ____________,
                                     2001.
--------------------------------------------------------------------------------

                             ILLINOIS POWER COMPANY

Dear Preferred Shareholder:

    Enclosed is important information relating to the following two matters:

        (1) an offer by Illinova Corporation to purchase any and all of the outstanding shares of all series of preferred stock of Illinois Power Company, or IPC; and

        (2) a companion proposal to amend IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt.

    Please give your prompt attention to the enclosed materials. These materials contain important information. You are urged to read the materials in their entirety.

    Illinova is offering to purchase all of the outstanding shares of the series of IPC's preferred stock listed on the front cover page of the enclosed Offer to Purchase and Consent Statement. Although Illinova has determined that the offer is fair to holders of each series of preferred stock, neither Illinova, IPC, their respective boards of directors, nor any of their respective officers makes any recommendation to you as to whether to tender your shares. You must make your own decision as to whether to tender shares and, if so, how many shares to tender.

    IPC believes that adoption of the proposed amendment is important to its financial flexibility and will enable it to obtain financing on more advantageous terms than would otherwise be the case. As competition intensifies in the utility industry, financial flexibility and financial cost structure are increasingly important to IPC's success. IPC's board of directors believes the proposed amendment is in IPC's best interests but has not made any separate determination that the proposed amendment is in your best interest.

    You must grant your consent to the proposed amendment to tender shares. Illinova's offer is conditioned upon, among other things, the approval of the proposed amendment by the holders of at least two-thirds of the shares of the preferred stock.

    You can also grant your consent to the proposed amendment without tendering your shares. If you validly consent to the proposed amendment with respect to shares which are not tendered in the tender offer, IPC will make a special cash
payment to you of $            for each such share, provided that the proposed
amendment is approved by the preferred shareholders. If you tender your shares and Illinova accepts your shares for payment, you will receive the applicable purchase price per share but will not be entitled to the special cash payment. Instructions for tendering your shares and information pertaining to the special cash payment are included in the enclosed material.

    The record date for determining preferred shareholders entitled to grant a
consent with respect to the consent solicitation is             , 2001. Your
consent to the proposed amendment is important, regardless of the number of shares you own. To receive the special cash payment or to tender your shares for purchase, you must return your consent, which is included in the accompanying letter of transmittal and consent, and the certificates for any shares being
tendered, by             , 2001, unless extended.

    IPC's board of directors requests that you grant your consent to the proposed amendment.

    If you have any questions regarding the consent solicitation or Illinova's offer to purchase shares, please call Merrill Lynch & Co., the dealer manager/solicitation agent, at (800) 432-9558, Mellon Investor Services LLC, the depositary/information agent, at (800) 982-7650, or your broker, dealer, commercial bank or trust company.

    Thank you for your continued interest in IPC.

                                          Sincerely,
                                          [Name]
                                          [Title]

            ILLINOVA CORPORATION                          ILLINOIS POWER COMPANY
     OFFER TO PURCHASE FOR CASH ANY AND              CONSENT SOLICITATION WITH RESPECT
      ALL SHARES OF PREFERRED STOCK OF                    TO ITS PREFERRED STOCK
           ILLINOIS POWER COMPANY

SERIES                                                         CUSIP NO.
------                                                        -----------
4.08% Cumulative Preferred Stock............................  452092-20-8
4.20% Cumulative Preferred Stock............................  452092-30-7
4.26% Cumulative Preferred Stock............................  452092-40-6
4.42% Cumulative Preferred Stock............................  452092-50-5
4.70% Cumulative Preferred Stock............................  452092-60-4
7.75% Cumulative Preferred Stock............................  452092-79-4

--------------------------------------------------------------------------------
    THE TENDER OFFER, THE CONSENT SOLICITATION AND YOUR WITHDRAWAL RIGHTS WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2001 (THE "EXPIRATION
DATE"), UNLESS EXTENDED.
--------------------------------------------------------------------------------

            , 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    In our capacity as Dealer Manager/Solicitation Agent, we are enclosing the materials listed below relating to the invitation of Illinova Corporation ("Illinova"), an Illinois corporation, to the holders of each series of cumulative preferred stock of Illinois Power Company ("IPC") listed above (each a "Series of Preferred," and the holder thereof, a "Preferred Shareholder") to tender any and all of their shares (the "Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Consent
Statement, dated             , 2001, net to the seller in cash, upon the terms
and subject to the conditions set forth in the Offer to Purchase and Consent Statement and in the applicable Letter of Transmittal and Consent (which together constitute the "tender offer"). Illinova will purchase any and all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions set forth in the tender offer. In conjunction with the tender offer, IPC is soliciting consents from holders of each Series of Preferred with respect to a proposal to amend (the "Proposed Amendment") its articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt.

    If a Preferred Shareholder's Shares are not tendered pursuant to the tender offer but the Preferred Shareholder does validly grant a consent to the Proposed Amendment with respect to such Shares, IPC will make a special cash payment of
$      for each such Share (the "Special Cash Payment"), provided that the
Proposed Amendment is approved by the Preferred Shareholders. To receive the Special Cash Payment, consents must be returned by the Expiration Date for the applicable Series of Preferred. Those Preferred Shareholders who validly tender their Shares will be entitled only to the applicable purchase price per Share listed on the front cover of the Offer to Purchase and Consent Statement and will not be entitled to the Special Cash Payment.

    Preferred Shareholders who wish to tender their Shares pursuant to the tender offer must grant a valid consent to the Proposed Amendment.

    To tender such Shares pursuant to the tender offer validly, Preferred
Shareholders who become holders of record of Shares after             , 2001,
the record date for the consent solicitation (the "Record Date"), must obtain and submit with their tender an irrevocable proxy from the holder of record of such Shares as of the Record Date to validly grant their consent to the Proposed Amendment. Preferred Shareholders who acquire Shares after the Record Date will be unable to tender those Shares if they cannot obtain an irrevocable proxy from the holder of record as of the Record Date.

    The tender offer is conditioned upon, among other things, the approval of the Proposed Amendment by holders of at least a two-thirds of the shares of IPC's outstanding preferred stock, voting together as one class. The tender offer for any one Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the tender offer for any other Series of Preferred. It is not necessary to tender Shares to consent to the Proposed Amendment.

    In connection with any tender of Shares via the Automated Tender Offer Program of The Depository Trust Company, a properly completed and duly executed Letter of Transmittal and Consent, together with any other required documents, must be received by the Depositary (by facsimile transmission or otherwise) on or prior to the Expiration Date.

    We are asking you to contact your clients for whom you hold Shares. Please bring the tender offer and the Consent Solicitation to their attention as promptly as possible.

    For your information and for forwarding to your clients, we are enclosing the following documents:

    1.  The Offer to Purchase and Consent Statement, dated             , 2001.

    2. A separate Letter of Transmittal and Consent for each Series of Preferred.

    3.  A letter to Preferred Shareholders from IPC.

    4. A form of letter which may be sent to your clients for obtaining the clients' instructions with regard to the tender offer and the consent solicitation.

    5. A form of irrevocable proxy that may be used to obtain the proxy of holders of record of Shares as of the Record Date.

    6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    THE SAME LETTER OF TRANSMITTAL AND CONSENT MAY NOT BE USED TO TENDER SHARES AND TO GRANT CONSENT WITH RESPECT TO OTHER SHARES THAT ARE NOT BEING TENDERED. A PREFERRED SHAREHOLDER TENDERING A PORTION OF HIS OR HER SHARES AND GRANTING A CONSENT WITH RESPECT TO OTHER SHARES WITHOUT TENDERING SUCH SHARES MUST SUBMIT TWO SEPARATE LETTERS OF TRANSMITTAL AND CONSENT, ONE WITH RESPECT TO THE TENDERED SHARES AND ONE WITH RESPECT TO THE SHARES FOR WHICH A CONSENT IS GRANTED BUT WHICH ARE NOT TENDERED.

    A LETTER OF TRANSMITTAL AND CONSENT MAY RELATE ONLY TO ONE DELIVERY BY BOOK-ENTRY TRANSFER, AND THUS ONLY ONE VOI NUMBER MAY BE SUPPLIED ON A LETTER OF TRANSMITTAL AND CONSENT. SEPARATE LETTERS OF TRANSMITTAL AND CONSENT MUST BE USED FOR EACH DELIVERY BY BOOK-ENTRY TRANSFER.

    EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL AND CONSENT, AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL AND CONSENT FOR A PARTICULAR SERIES MAY BE USED FOR SUCH SERIES OF PREFERRED.

    THE TENDER OFFER DOES NOT PROVIDE FOR GUARANTEED DELIVERY OF SHARES. ACCORDINGLY, TO TENDER SHARES, PREFERRED SHAREHOLDERS MUST DELIVER THEIR STOCK CERTIFICATES TO THE DEPOSITARY OR TENDER THEIR SHARES BY BOOK-ENTRY TRANSFER PRIOR TO THE EXPIRATION DATE.

SOLICITING DEALER FEES

    Illinova will pay a fee to soliciting dealers of an amount equal to $
per share for shares that are tendered, accepted for payment and paid for pursuant to the tender offer (except for transactions for beneficial owners whose ownership equals or exceeds 5,000 shares, in which case Illinova will pay
a soliciting dealer fee equal to $      per share). If the proposed amendment is
approved, IPC will pay
a soliciting dealer fee to soliciting dealers of $      per share for shares
that are not tendered pursuant to the tender offer but in respect of which a consent to the proposed amendment is validly granted. With respect to fees payable under this paragraph involving transactions for beneficial owners whose ownership is less than 5,000 shares, any fees payable pursuant to this paragraph shall be paid in full to the dealer manager/solicitation agent unless a soliciting dealer is designated in which case such fees shall be payable in full to that soliciting dealer (which designated soliciting dealer may be the dealer manager/solicitation agent). With respect to fees payable pursuant to this paragraph involving transactions for beneficial owners whose ownership equals or exceeds 5,000 shares, any fees payable pursuant to this paragraph shall be paid in full to the dealer manager/solicitation agent unless
a soliciting dealer is designated, in which case   % of such fee shall be paid
to the dealer manager/ solicitation agent and   % of such fee shall be paid to
the designated soliciting dealer (which designated soliciting dealer may be the dealer manager/solicitation agent).

    A designated Soliciting Dealer shall be named under the heading "Solicited Tenders and/or Consents" in the applicable letter of transmittal and consent and shall have obtained the tender and/or consent, and shall also be (a) a broker or dealer in securities, including the dealer manager/solicitation agent in its capacity as a dealer or broker, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc., or NASD,
(b) a foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were a NASD member, or
(c) a bank or trust company (each of which is here referred to as a soliciting dealer).

    No such soliciting dealer fee shall be payable to a soliciting dealer with respect to the tender and/ or consent of shares by a holder unless the applicable letter of transmittal and consent accompanying such tender and/or consent designates such soliciting dealer. No such fee shall be paid to a soliciting dealer with respect to shares tendered or shares for which a consent has been granted for such soliciting dealer's own account. If tendered shares or shares for which a consent has been granted are registered in the name of such soliciting dealer, no such fee shall be payable unless such shares are held by such soliciting dealer as nominee and such shares are being tendered and/or a consent is being granted for the benefit of one or more beneficial owners identified on the applicable letter of transmittal and consent. Preferred shareholders should complete the "Solicited Tenders and/or Consents" box in the accompanying letter of transmittal and consent to designate a soliciting dealer. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a beneficial owner. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Illinova, IPC, the depositary/information agent or the dealer manager/solicitation agent for purposes of the tender offer and consent solicitation.

    Soliciting dealers will include any of the organizations described in clauses (a), (b) and (c) above even when the activities of such organization in connection with the tender offer and consent solicitation consist solely of forwarding to clients materials relating to the tender offer and consent solicitation, including the applicable letter of transmittal and consent, and tendering shares or granting consents as directed by beneficial owners thereof. No soliciting dealer is required to make any recommendation to holders of shares as to whether to tender or refrain from tendering in the tender offer or whether to grant or refrain from granting a consent. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the tender offer included any activities other than those described in this paragraph. For all purposes noted in all materials relating to the tender offer and consent solicitation, the term "solicit" shall be deemed to mean no more than "processing shares tendered or consents" or "forwarding to customers materials regarding the tender offer and consent solicitation."

    By accepting any soliciting dealer fee, a person shall be deemed to have represented that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the tender offer; (iii) in soliciting tenders and/or consents, it has used no soliciting materials other than those furnished by IPC; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

    FOR A SOLICITING DEALER TO RECEIVE A SOLICITING DEALER FEE, SUCH SOLICITING DEALER MUST BE DESIGNATED AS SUCH ON THE APPLICABLE LETTER OF TRANSMITTAL AND CONSENT.

    All questions as to the validity, form and eligibility (including time of receipt) of any designation of a soliciting dealer will be determined by Illinova or IPC, in their sole discretion, which determination will be final and binding. Neither Illinova, IPC nor any other person will be under any duty to give notification of any defects or irregularities in any designation of a soliciting dealer or incur any liability for failure to give such notification.

    Illinova and IPC will, upon request, reimburse you for reasonable and customary handling and mailing expenses incurred by you in forwarding materials relating to the tender offer to your customers. Illinova will pay all stock transfer taxes applicable to its purchase of shares pursuant to the tender offer, subject to Instruction 6 of the applicable letter of transmittal and consent.

                                          Very truly yours,

                                          Merrill Lynch & Co.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF ILLINOVA, IPC, THE DEALER MANAGER/SOLICITATION AGENT, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

            ILLINOVA CORPORATION                          ILLINOIS POWER COMPANY
     OFFER TO PURCHASE FOR CASH ANY AND              CONSENT SOLICITATION WITH RESPECT
      ALL SHARES OF PREFERRED STOCK OF                    TO ITS PREFERRED STOCK
           ILLINOIS POWER COMPANY

SERIES                                                         CUSIP NO.
------                                                        -----------
4.08% Cumulative Preferred Stock............................  452092-20-8
4.20% Cumulative Preferred Stock............................  452092-30-7
4.26% Cumulative Preferred Stock............................  452092-40-6
4.42% Cumulative Preferred Stock............................  452092-50-5
4.70% Cumulative Preferred Stock............................  452092-60-4
7.75% Cumulative Preferred Stock............................  452092-79-4

--------------------------------------------------------------------------------
    THE TENDER OFFER, THE CONSENT SOLICITATION AND YOUR WITHDRAWAL RIGHTS WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2001, UNLESS EXTENDED.
--------------------------------------------------------------------------------

            , 2001

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase and Consent
Statement, dated             , 2001, and a separate letter of transmittal and
consent for each series of preferred stock listed above of Illinois Power Company, or IPC, an Illinois corporation, of which you own shares. Illinova Corporation invites you to tender your shares for purchase at the purchase price per share listed on the front cover of the Offer to Purchase and Consent Statement, net to you in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Statement and in the applicable letter of transmittal and consent. Illinova will purchase shares that you validly tender and do not withdraw, upon the terms and subject to the conditions of the tender offer. In conjunction with the tender offer, IPC is soliciting your consent to a proposed amendment to IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt.

    If you do not tender your shares in the tender offer but you validly grant consent to the proposed amendment with respect to your shares, IPC will make a
special cash payment to you of $      for each such share if the proposed
amendment is approved. To receive the special cash payment, you must return the consents prior to the expiration date. If you validly tender your shares, you will be entitled only to the applicable purchase price per share, and you will not be entitled to the special cash payment.

    If you wish to tender your shares in the tender offer, you must grant a valid consent to the proposed amendment.

    If you become a holder of record after             , 2001, the record date
for the consent solicitation, you must obtain and submit with your tender an irrevocable proxy from the holder of record of the preferred shares as of the record date to validly grant your consent to the proposed amendment and tender your shares. If you acquire shares after the record date, you will be unable to tender those shares if you cannot obtain an irrevocable proxy from the holder of record as of the record date.

    The tender offer is conditioned upon, among other things, the approval of the proposed amendment by holders of at least a two-thirds of the shares of IPC's outstanding preferred stock, voting together as one class. The tender offer for any one series of preferred stock is not conditioned upon any minimum number of shares of such series of preferred stock being tendered and is independent of the tender offer for any other series of preferred stock.

    We are the holder of record of shares held for your account but not registered in your name. We may only tender such shares or consent to the proposed amendment with respect to such shares as the holder of record and pursuant to your instructions. Any letter of transmittal and consent furnished to you is solely for your information, and you cannot use it to tender or grant consent with respect to shares we hold for your account. If you do not provide us with instructions, we will not tender, or consent with respect to, your shares.

    We request instructions as to whether you wish us to tender and/or grant consent to the proposed amendment to IPC's articles of incorporation with respect to shares held by us for your account, upon the terms and subject to the conditions set forth in the tender offer.

    PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

        (1) The tender offer is conditioned upon, among other things, approval of the proposed amendment by the holders of at least two-thirds of the preferred stock, voting together as a class. The tender offer for any one series of preferred stock is not conditioned upon a minimum number of shares of such series of preferred stock being tendered and is independent of the tender offer for any other series of preferred stock.

        (2) The tender offer and your withdrawal rights will expire at
    5:00 p.m., New York City time, on       , 2001, unless the tender offer is
    extended with respect to a series of preferred stock. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or consent on your behalf by the expiration date. You can withdraw your tendered shares so long as the tender offer remains open or if the tendered shares have not been accepted for payment by Illinova. You may revoke your consent at any time prior to the expiration date.

        (3) If you wish to tender your shares in the tender offer, you must grant your consent to the proposed amendment; however, you do not have to tender shares to consent to the proposed amendment.

        (4) If you do not tender your shares in the tender offer but you validly consent to the proposed amendment with respect to such shares, IPC will pay you the special cash payment for each such share, if the proposed amendment is approved by the preferred shareholders. If you validly tender your shares, you will be entitled only to the applicable purchase price per share and will not be entitled to the special cash payment.

        (5) Illinova will pay all stock transfer taxes applicable to its purchase of shares in the tender offer, subject to Instruction 6 of the Letter of Transmittal and Consent.

    ALTHOUGH ILLINOVA HAS DETERMINED THAT THE TENDER OFFER IS FAIR TO HOLDERS OF EACH SERIES OF PREFERRED STOCK, NEITHER ILLINOVA, IPC, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    IPC'S BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF IPC AND REQUESTS THAT PREFERRED SHAREHOLDERS CONSENT TO THE PROPOSED AMENDMENT. HOWEVER, IPC'S BOARD HAS NOT MADE ANY SEPARATE DETERMINATION THAT THE PROPOSED AMENDMENT IS OR IS NOT IN THE BEST INTEREST OF THE PREFERRED SHAREHOLDERS.

    If you wish to have us tender and/or grant a consent with respect to your shares we hold for your account upon the terms and subject to the conditions of the tender offer, please so instruct us by completing, executing and returning to us the enclosed instruction form in the enclosed envelope return envelope. If you authorize tender of your shares, all such shares will be tendered (and consents to the proposed amendment to IPC's articles of incorporation granted with respect to such shares) unless otherwise specified on the instruction form. If you authorize consent to the proposed amendment with respect to your shares, consent to the proposed amendment will be granted with respect to all such shares unless otherwise specified on the instruction form. Your should forward us your instructions in ample time to permit us to submit a tender and/or grant a consent to the proposed amendment on your behalf by the expiration date.

    The tender offer is not being made to, nor will Illinova accept tenders from, owners of shares in any jurisdiction in which the tender offer or its acceptance would not be in compliance with the laws of such jurisdiction. Illinova is not aware of any jurisdiction where the making of the tender offer or the tender of shares would not be in compliance with applicable law. If Illinova becomes aware of any jurisdiction where the making of the tender offer or if the tender of shares is not in compliance with any applicable law, Illinova will make a good faith effort to comply with such law. If, after such good faith effort, Illinova cannot comply with such law, the tender offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of shares residing in such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed to be made on Illinova's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                  INSTRUCTIONS

                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
        ANY AND ALL OUTSTANDING SHARES OF A SERIES OF PREFERRED STOCK OF
                           ILLINOIS POWER COMPANY BY
                              ILLINOVA CORPORATION

                          AND CONSENT SOLICITATION BY
                             ILLINOIS POWER COMPANY

    The undersigned acknowledge(s) receipt of your letter and the Offer to
Purchase and Consent Statement, dated             , 2001, and a separate Letter
of Transmittal and Consent for each series of preferred stock of IPC of which the undersigned owns shares, in connection with the invitation of Illinova to the holders of each series of preferred stock to tender any and all of their shares of a series of preferred stock for purchase at the purchase price per share listed on the front cover of the Offer to Purchase and Consent Statement, net to the seller in cash, upon the terms and subject to the conditions of the tender offer, and in connection with the consent solicitation being conducted by the Board of Directors of IPC.

                                     TENDER

    This will instruct you to tender to Illinova the number of shares indicated below (or, if no number is indicated below, all shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the tender offer.

                                                               NUMBER OF SHARES
           SERIES OF PREFERRED                                 TO BE TENDERED*

-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------

                                    CONSENT

    IF YOU TENDER SHARES, YOU MUST GRANT A CONSENT WITH RESPECT TO SUCH SHARES. IF YOU TENDER SHARES, YOU NEED NOT LIST SHARES BELOW. ONLY LIST SHARES BELOW IF YOU ARE NOT TENDERING SUCH SHARES AND ARE ONLY GRANTING A CONSENT WITH RESPECT TO SUCH SHARES. IN ANY CASE, YOU MUST CHECK THE APPROPRIATE BOX BELOW.

    You are instructed to grant consent, withhold consent or abstain with respect to all shares as indicated below in respect of the proposed amendment and with respect to which shares the undersigned is entitled to grant consent.

/ / CONSENT                        / / WITHHOLD CONSENT                        / / ABSTAIN

Indicate your vote by an (X).

                                                        NUMBER OF SHARES WITH RESPECT
           SERIES OF PREFERRED                          TO WHICH CONSENT IS GRANTED**

-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------
-----------------------------------------         -----------------------------------------

                                  SIGNATURE(S)

X ______________________________________________________________________________

X ______________________________________________________________________________

Dated:________________________, 2001.

Name(s): _______________________________________________________________________

________________________________________________________________________________
                                 (PLEASE PRINT)

Capacity (full title): _________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________
                               (INCLUDE ZIP CODE)

DAYTIME Area Code and Telephone No.: ___________________________________________

Social Security or Taxpayer Identification No.: ________________________________
------------------------

* By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that consent to the Proposed Amendment is to be granted in respect of all shares held by us for your account.